UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

APELLIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

A LETTER FROM CEDRIC FRANCOIS, OUR CHIEF EXECUTIVE OFFICER

Dear Apellis Stockholders,

At Apellis, we are driven by a singular goal of developing life-changing medicines for some of the most challenging diseases patients face. In the past three years, we brought our first two therapies to the market, both of which are making a meaningful difference for patients, and we continue to advance a pipeline of development programs to fuel our next generation of growth. I am immensely proud of our team and all we have accomplished together.

In the summer of 2023, we navigated one of the most complex periods in our company’s history due to the unexpected safety events that emerged with SYFOVRE. Through the team’s continuous dedication and strong support from the physician and patient community, we turned the corner last fall.

By the end of 2023, we had executed one of the best commercial launches with SYFOVRE, exceeding even our own expectations, and also broadened our delivery of EMPAVELI to more patients suffering from PNH. We believe that our candor in addressing questions from the physician and patient community allowed us to recover. Our products generated over $365 million in U.S. net product sales in 2023 and a growth trajectory expected to continue for years to come. This in turn puts Apellis on solid financial ground with expected cash to fund our operations for the foreseeable future.

Furthermore, our dedication to innovation and scientific excellence drove the progression of our pipeline, which includes several promising candidates.

We entered 2024 in a strong position, with our relentless commitment to creating even greater value for both patients and shareholders alike.

This year, our priorities remain clear and focused.

•
First and foremost, we are focused on reaching more patients in the U.S. with SYFOVRE and bringing intravitreal pegcetacoplan to patients worldwide.
•
We also seek to continue maximizing EMPAVELI in PNH and progressing systemic pegcetacoplan in C3G and IC-MPGN, with topline data from our Phase 3 pivotal study in C3G/IC-MPGN expected mid-year.
•
And lastly, we are continuing to advance our early pipeline and our collaboration with Beam Therapeutics.

Moreover, through operational excellence and financial discipline, we are focused on optimizing the allocation of resources to drive sustainable long-term growth. We consistently prioritize investments into our core capabilities, including our world class expertise in complement therapy, our leading commercial and medical capabilities, and our high performing team.

I would like to underscore my deep appreciation to our employees, physicians, partners, and the patients who inspire us every day as we continue this exciting journey. Their continued support and collaboration are essential to our success.

And to our stockholders, your gracious, unwavering support and confidence in Apellis will enable us to continue pushing the boundaries of scientific discovery and redefining the future of healthcare.

Without question, the best is yet to come for Apellis.

Sincerely,

Cedric Francois

Cedric Francois, Chief Executive Officer

April 26, 2024

APELLIS PHARMACEUTICALS, INC.

100 Fifth Avenue

Waltham, Massachusetts 02451

(617) 977-5700

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 5, 2024

Dear Stockholders:

You are cordially invited to attend the 2024 annual meeting of stockholders, or the Annual Meeting, of Apellis Pharmaceuticals, Inc. The meeting is scheduled to be held via the Internet at https://www.proxydocs.com/APLS on Wednesday, June 5, 2024 at 10:00 a.m., Eastern time.

Only stockholders who owned shares of our common stock at the close of business on April 8, 2024 can vote at the Annual Meeting or any adjournment or postponement that may take place. At the Annual Meeting, stockholders will consider and vote on the following matters:

1.
Election of two Class I directors to hold office until the 2027 annual meeting of stockholders;
2.
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.
Approval of an advisory vote on executive compensation; and
4.
Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

As noted above, our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions before the virtual meeting by visiting https://www.proxydocs.com/APLS.

In order to attend the meeting online and vote your shares electronically during the meeting, you must register in advance at https://www.proxydocs.com/APLS prior to the deadline of June 4, 2024 at 5:00 p.m., Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the meeting and will permit you to submit questions. Further information about how to attend the Annual Meeting online, vote your shares and submit questions is included in the accompanying proxy statement for the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting.

You can find more information, including the nominees for director, in the accompanying proxy statement, which is available for viewing, printing and downloading at https://www.proxydocs.com/APLS. As outlined in the accompanying proxy statement, the board of directors recommends that you vote in favor of each director nominee in proposal one and in favor of proposals two and three.

Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials via the Internet under the “notice and access” rules of the Securities and Exchange Commission. As a result, we are sending to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, instead of a paper copy of the proxy statement and our annual report for the fiscal year ended December 31, 2023, or the 2023 Annual Report. We plan to send the Notice on or about April 26, 2024. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2023 Annual Report, and a form of proxy card.

Stockholders of record at the close of business on April 8, 2024, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. If you are a stockholder of record, you may vote your shares on the Internet prior to the Annual Meeting by visiting https://www.proxypush.com/APLS, by telephone by calling 866-362-4346 and following the recorded instructions or by completing, signing, dating, and returning a proxy card. You may also vote your shares online at the Annual Meeting. Your vote is important regardless of the number of shares you own. If you mail your proxy card or vote by telephone or the Internet and then decide to vote your shares online during the Annual Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the accompanying proxy statement.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Stockholders that own shares in “street name” must demonstrate proof of beneficial ownership to virtually attend the Annual Meeting and must obtain a legal proxy from their bank, broker or other nominee to vote during the Annual Meeting.

A list of stockholders as of the close of business on the record date will be available for examination by our stockholders of record during the Annual Meeting using the unique link provided via email following the completion of registration. Further information about how to register for the Annual Meeting, attend the Annual Meeting online, vote your shares and submit questions is included in the accompanying proxy statement.

By Order of the Board of Directors,

/s/ Cedric Francois
Cedric Francois President and Chief Executive Officer

Waltham, Massachusetts

April 26, 2024

APELLIS PHARMACEUTICALS, INC.

PROXY STATEMENT

BUSINESS HIGHLIGHTS

At Apellis, we combine courageous science and compassion to develop life-changing medicines for some of the most challenging diseases patients face. Our goal is to transform treatment for a broad range of debilitating diseases by controlling a part of the immune system known as the complement cascade.

  Corporate and Financial Highlights

•
With two commercial products now available – EMPAVELI and SYFOVRE – the company generated more than $365 million in U.S. net product sales in fiscal year 2023.
•
SYFOVRE, the first-ever treatment available for geographic atrophy, was approved by the U.S. Food and Drug Administration, or the FDA, in February 2023.
•
EMPAVELI, the first targeted C3 therapy approved by the FDA continued to elevate the standard of care for patients with PNH.
•
We raised gross proceeds of $402.5 million in February 2023 in a public offering of our common stock.

Ophthalmology Highlights

•
We launched SYFOVRE in the United States in March 2023, and in its first 10 months of launch delivered more than 160,000 total doses (commercial and sample) to physicians and generated $275.2 million in U.S. net product sales.
•
In November 2023, we presented data from GALE, a long-term extension trial of SYFOVRE, demonstrating increasing treatment effects over three years in patients with GA.
•
Initiated a re-examination of the marketing authorization application of SYFOVRE with the European Medicines Agency (EMA) following a negative opinion from the Committee for Medicinal Products for Human Use (CHMP) in January 2024. We expect a final opinion to be issued by the CHMP in the second quarter of 2024.

Rare Disease Highlights

•
We launched EMPAVELI as a commercial product in the United States in May 2021 for the treatment of PNH. We recorded $91.0 million in U.S. net product revenue from sales of EMPAVELI in the year ended December 31, 2023.
•
In February 2023, the FDA approved the supplemental new drug application, or sNDA, with the Phase 3 PRINCE results and the 48-week Phase 3 PEGASUS data.
•
In October 2023, we announced the FDA approval of the EMPAVELI Injector, a compact, single-use, on-body device designed to enhance self-administration of EMPAVELI.
•
In November 2023, we presented topline data from the Phase 2 NOBLE study investigating pegcetacoplan for the treatment of post-transplant recurrence of C3G and IC-MPGN demonstrating reduced disease activity as measured by C3c staining in as early as 12 weeks, as well as improvements across key clinical measures.

Pipeline Highlights

•
We advanced APL-3007, a small interfering RNA product candidate, into Phase 1 clinical study with healthy volunteers.
•
Continued preclinical development of various new product candidates, including an oral complement inhibitor and the six ongoing research programs with Beam Therapeutics.

People and Culture Highlights

•
We established a compliance committee of the Board of Directors to provide Board oversight and feedback regarding the Company’s compliance program.
•
We launched a series of new talent programs enabling our employees to gain a collection of experiences, knowledge, and skills that strengthen our capabilities while enabling employees to achieve their personal career interests.
•
We added We Belong as a value reinforcing our strong commitment to fostering an inclusive corporate culture.
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To support employee wellbeing, we continued to offer several programs to improve employee health and wellbeing including the addition of a summer shutdown week in 2024.
•
As a commitment to fostering connectivity and our continued philanthropic efforts, we participated in a series of volunteer events raising money to support organizations like Foundation of Fighting Blindness and Bio-ball Special Olympics, along with donating equipment underserved communities in our area.

100 Fifth Avenue

Waltham, Massachusetts 02451

(617) 977-5700

PROXY STATEMENT

2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 5, 2024

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about the Annual Meeting of Stockholders of Apellis Pharmaceuticals, Inc., or the Annual Meeting, to be held on Wednesday, June 5, 2024 at 10:00 a.m., Eastern time. The meeting will be held via the Internet at https://www.proxydocs.com/APLS. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Further information about how to attend the Annual Meeting online is included below.

The board of directors of Apellis is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, references to “Apellis,” “the Company,” “our company,” “we,” “us,” “our” and similar terms refer to Apellis Pharmaceuticals, Inc.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by submitted proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the meeting by following the instructions set forth in this proxy statement.

Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials over the Internet under the Securities and Exchange Commission’s, or SEC, “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2023, or the 2023 Annual Report. We plan to send the Notice on or about April 26, 2024. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2023 Annual Report and a form of proxy card.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 5, 2024:

This proxy statement and our 2023 Annual Report are

available for viewing, printing and downloading at https://www.proxydocs.com/APLS.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Apellis Pharmaceuticals, Inc. 100 Fifth Avenue, Waltham, Massachusetts 02451. This proxy statement and our 2023 Annual Report, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2023, are also available on the SEC’s website at http://www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1.
to elect two Class I directors to hold office until the 2027 annual meeting of stockholders;
2.
to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.
to approve an advisory vote on executive compensation; and
4.
to transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first three items noted above.

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote:

FOR the election of two Class I directors, each to hold office until the 2027 annual meeting of stockholders;

FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

FOR the approval of the advisory vote on executive compensation.

Availability of Proxy Materials

The proxy materials, including this proxy statement, a proxy card and our 2023 Annual Report, are available for viewing, printing and downloading on the Internet at https://www.proxydocs.com/APLS. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting paper materials in the Notice.

How do I attend the Annual Meeting?

The Annual Meeting will be a virtual meeting and you may not attend in person. In order to attend the meeting online, you must register in advance at https://www.proxydocs.com/APLS prior to the deadline of June 4, 2024 at 5:00 p.m., Eastern Time. You may attend the Annual Meeting online by following the instructions you receive once registration is complete. The meeting will start at 10:00 a.m., Eastern Time, on Wednesday, June 5, 2024.

Online registration will begin at 5:00 p.m., Eastern Time on April 26, 2024, and you should allow ample time for the online registration.

Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and you will have the ability to submit questions. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.

You may log on to the virtual meeting starting one hour before it begins. If you encounter any difficulties accessing the virtual meeting during check-in or at the time of the virtual meeting, please contact technical support, whose contact information will be included in the email containing the unique link granting access into the meeting. There will be technicians standing by and ready to assist you starting at 9:00 a.m., Eastern Time, on Wednesday, June 5, 2024, if you have any technical difficulties accessing the virtual meeting.

Are there other things I should know if I intend to attend the virtual Annual Meeting?

Please note that you can only access the virtual Annual Meeting via a unique link to the Annual Meeting that will be emailed to you at 9:00 a.m., Eastern Time, on June 5, 2024 if registration was properly submitted prior to the deadline of June 4, 2024 at 5:00 p.m., Eastern Time.

Why is the Annual Meeting a virtual, online meeting?

Our Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We believe that hosting a virtual meeting facilitates stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate from any location around the world. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, April 8, 2024, are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of April 8, 2024, there were 121,293,768 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference between a “stockholder of record” and a beneficial owner of shares held in “street name”

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer, then you are considered a “stockholder of record” of those shares. In this case, your Notice has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained in the Notice and in the section titled “How to Vote” on page 4 of this proxy statement.

Beneficial Owners of Shares Held in Street Name. If your shares are held by a bank, broker or other nominee, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice will be forwarded to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

If your shares are held in “street name,” your bank, brokerage firm or other nominee may under certain circumstances vote your shares if you do not return your voting instructions. Banks, brokerage firms and other nominees can vote customers’ unvoted shares on discretionary matters but they will not be allowed to vote your shares with respect to certain non-discretionary items. If you do not return voting instructions to your bank, brokerage firm or other nominee to vote your shares, your bank, brokerage firm or other nominee may, on discretionary matters, either vote your shares or leave your shares unvoted. “Broker non-votes” occur when your bank, brokerage firm or other nominee submits a proxy for your shares (because the bank, brokerage firm or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the bank, brokerage firm or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are pleased to comply with the rules of the SEC that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we are sending our stockholders of record and beneficial owners a copy of the Notice instead of paper copies of this proxy statement, our proxy card, and our 2023 Annual Report. We plan to send the Notice on or about April 26, 2024. Detailed instructions on how to access these materials via the Internet may be found in the Notice. This proxy statement and our 2023 Annual Report are available for viewing, printing and downloading on the Internet at https://www.proxydocs.com/APLS.

The Notice also identifies the date and time of the virtual Annual Meeting; instructions on how to attend the Annual Meeting online; the matters to be acted upon at the Annual Meeting and our board of directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request to receive, free of charge, a paper or e-mail copy of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2023, and a form of proxy relating to the Annual Meeting; and information on how to access and vote the form of proxy.

How to Vote

If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or online at the Annual Meeting. If you choose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below.

•
By Telephone. You may transmit your proxy over the phone by calling 866-362-4346 and following the instructions provided in the Notice and on the proxy card. You will need to have your Notice or proxy card in hand when you call.

•
Via the Internet Prior to the Annual Meeting. You may transmit your proxy via the Internet prior to the Annual Meeting by following the instructions provided in the Notice and on the proxy card. If you vote over the Internet prior to the Annual Meeting, you will need to have your Notice or proxy card in hand when you access the website. The website is available at https://www.proxypush.com/APLS.
•
By Mail. If you requested printed copies of proxy materials, you can vote by mailing your proxy card as described in the proxy materials.
•
Via the Internet during the Annual Meeting. You may vote your shares online while virtually attending the Annual Meeting by visiting https://www.proxydocs.com/APLS. In order to vote during the virtual meeting, you must register in advance at https://www.proxydocs.com/APLS prior to the deadline of June 4, 2024 at 5:00 p.m., Eastern Time. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you.

Telephone and Internet voting for stockholders of record will be available up until 5:00 p.m., Eastern time on June 4, 2024, and mailed proxy cards must be received by 5:00 p.m., Eastern time on June 4, 2024 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

If your shares are held in street name, your bank, broker or other nominee is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. If your shares are held in “street name,” you must demonstrate proof of beneficial ownership to virtually attend the Annual Meeting and must obtain a legal proxy from your bank, broker or other nominee to vote at the Annual Meeting. Only stockholders who have registered to attend the meeting by June 4, 2024 at 5:00 p.m., Eastern time, using the process described above may vote during the meeting. In addition, you will need your control number included on your Notice, proxy card or voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Annual Meeting.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice contains instructions on how to vote via the Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot online at the Annual Meeting.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated bylaws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the meeting in person, by means of remote communication or by proxy. If a quorum is not present, the meeting may be adjourned or postponed until a quorum is obtained.

For purposes of determining whether a quorum exists, we will count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy by mail or that are represented in person at the Annual Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares that are “broker non-votes.”

Ballot Measures Considered “Discretionary” and “Non-Discretionary”

The election of directors (Proposal No. 1) is a matter considered non-discretionary under applicable rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal No. 1.

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 2) is a matter considered discretionary under applicable rules. A broker or other nominee generally may exercise discretionary authority and vote on discretionary matters. If brokers and other nominees exercise this discretionary authority, no broker non-votes are expected to occur in connection with Proposal No. 2.

Approval of the advisory vote on executive compensation (Proposal No. 3) is a matter considered non-discretionary under applicable rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal No. 3.

Votes Required

To be elected, a director must receive a plurality of the votes cast by stockholders entitled to vote at the meeting on such matter (Proposal No. 1). The affirmative vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 2) and approval of the advisory vote on executive compensation (Proposal No. 3).

Abstentions and broker non-votes will not be counted as votes cast or voted on any of the proposals. Accordingly, abstentions and broker non-votes will have no effect on the voting on any of these proposals.

Method of Counting Votes

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast virtually at the Annual Meeting or by proxy by mail, via the Internet prior to the Annual Meeting or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting:

•
by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures prior to the Annual Meeting described in the “How to Vote” section above;
•
by voting online at the meeting as described in the “How to Vote” section above; or
•
by filing a written revocation with our corporate Secretary before the Annual Meeting.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee holding your account. You may also vote online at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the “How to Vote” section above.

Virtually attending the Annual Meeting, without voting online during the Annual Meeting, will not revoke your prior Internet vote, telephone vote or proxy submitted by mail, as the case may be.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies. Our directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, telephone, facsimile, email, personal interviews and other means.

How do I submit a question at the Annual Meeting?

If you wish to submit a question before the Annual Meeting, you may log into the virtual meeting platform using the unique link provided to you via email following the completion of your registration at https://www.proxydocs.com/APLS, type your question into the “Ask a Question” field, and click “Submit”. Our virtual meeting will be governed by our Rules of Conduct which will be posted at https://www.proxydocs.com/APLS in advance of the meeting. The Rules of Conduct will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K, to be filed with the SEC within four business days following the Annual Meeting.

Forward-Looking Statements

Statements in this proxy statement, including the letter from our chief executive officer included in this proxy statement, about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including those discussed in the “Risk Factors” section of Apellis’ annual report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 27, 2024 and the risks described in other filings that Apellis may make with the Securities and Exchange Commission. Any forward-looking statements contained in this proxy statement speak only as of the date hereof, and Apellis specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

OUR BOARD OF DIRECTORS

Our board of directors currently consists of six members. In accordance with the terms of our restated certificate of incorporation, our board of directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•
the Class I directors are Paul Fonteyne and Stephanie Monaghan O’Brien, and their terms expire at the Annual Meeting;
•
the Class II directors are A. Sinclair Dunlop and Alec Machiels, and their terms expire at the annual meeting of stockholders to be held in 2025; and
•
the Class III directors are Gerald Chan and Cedric Francois, and their terms expire at the annual meeting of stockholders to be held in 2026.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our board of directors. Our restated certificate of incorporation also provides that our directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

PROPOSAL NO. 1—ELECTION OF TWO CLASS I DIRECTORS

Our board of directors has nominated Paul Fonteyne and Stephanie Monaghan O’Brien for election as the Class I directors at the Annual Meeting.

Each of Mr. Fonteyne and Ms. O’Brien is presently a director and has indicated a willingness to continue to serve as director, if elected. If either Mr. Fonteyne or Ms. O’Brien becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

Class I Director Nominees

Biographical information as of March 31, 2024, including principal occupation and business experience during the last five years, for our nominees for election as Class I directors at our Annual Meeting is set forth below.

Paul Fonteyne Independent Director since 2020 Age: 62 Committees: • Audit • Compensation • Compliance (Chair)

 Experience

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Executive-in-Residence, Canaan Partners, a venture capital firm dedicated to early stage investing in health care and technology (2019 – present)
•
Held number of senior executive roles, Boehringer Ingelheim; Chairman, Boehringer Ingelheim USA (2018 – 2019); President and Chief Executive Officer, Boehringer Ingelheim USA (2011 – 2018); President, Boehringer Ingelheim Animal Health USA (2018 – 2019); Corporate Senior Vice President, Prescription Medicines Marketing, Boehringer Ingelheim GmbH (2009 – 2011); joined 2004
•
Held commercial leadership roles, Merck and Co. Inc. (1995 – 2004)
•
Held commercial leadership roles, Abbott Laboratories (1987 – 1995)

Qualifications • Extensive experience leading large commercial organizations in the pharmaceutical industry • Significant sales and marketing management experience
Education • M.B.A., Carnegie Mellon University • M.S., Chemical Engineering, University of Brussels (Belgium)
Other Boards

•
Amylyx Pharmaceuticals, Inc. (2021 – present)
•
Apnimed Pharmaceuticals, Inc. (private, 2023 – present)
•
Corium Therapeutics, Inc. (private, 2023 – present)
•
Covetrus Inc. (2021 – 2022)
•
Ypsomed AG (2018 - present)
•
Gelesis, Inc. (2018 - 2023)
•
DalCor Pharmaceuticals (private, 2019 - present)
•
AMAG Pharmaceuticals, Inc. (2019 - 2020)
•
ResTORbio, Inc. (2017 – 2020)
•
PhRMA, the industry association for the pharmaceutical industry (formerly)

Stephanie Monaghan O’Brien Independent Director since 2013 Age: 65 Committees: • Compensation (Chair) • Nominating and Corporate Governance • Compliance	Experience • Attorney, Morningside Technology Advisory, LLC (1997 – present)

 Qualifications

•
Extensive investment and business experience, including 25 years of experience successfully building early-stage life science and technology companies
•
Extensive experience serving on both public and private company boards

Education • J.D., New York University School of Law • A.B., cum laude, Harvard College

 Other Boards

•
Aduro Biotech Inc. (2011 – 2020)
•
Numerous private pre-clinical and clinical-stage companies developing drugs across a broad spectrum of therapeutic focus and numerous early-stage technology companies developing disruptive technologies and business methods

The proxies will be voted in favor of Paul Fonteyne and Stephanie Monaghan O’Brien unless a contrary specification is made in the proxy.

The board of directors recommends voting “FOR” the election of Paul Fonteyne and Stephanie Monaghan O’Brien as the Class I directors for a three-year term ending at the annual meeting of stockholders to be held in 2027.

DIRECTORS CONTINUING IN OFFICE

Biographical information as of March 31, 2024, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.

Class II Directors (Term Expires at 2025 Annual Meeting)

A. Sinclair Dunlop Independent Director since 2010 Age: 52 Committees:

 Experience

•
Co-Founder and Managing Partner, Epidarex Capital, an early-stage venture fund platform with approximately $250 million in assets under management (July 2010 – present)
•
Founder and Managing Partner, Masa Life Science Ventures, LP, an early-stage venture fund that successfully built an international portfolio of leading life science and health technology companies (2005 – 2010)

 Qualifications

•
Extensive investment and business experience, including 20 years of experience successfully building early-stage life science companies and delivering competitive returns to international investors

 Education

•
M.B.A., Columbia Business School, where he was the R.C. Kopf British-American Fellow in international business
•
M.A., Political Economy, with Honors, University of Glasgow
•
M.A., International Relations, Maxwell School of Citizenship and Public Affairs at Syracuse University

• Audit • Nominating and Corporate Governance • Compliance

 Other Boards

•
Clyde Biosciences (private, 2015 – present)
•
Edinburgh Molecular Imaging, Ltd. (private, 2014 – 2022)
•
Inspiring Scotland (chairman, non-profit, 2015 – present)
•
Lario Therapeutics (private, 2023 – present)
•
Theolytics Ltd. (private, 2021 – 2023)

Alec Machiels Independent Director since 2009 Age: 51 Committees:

 Experience

•
Founding Managing Partner, CoLift, LLC, a private equity platform (2019 – present)
•
Partner, Pegasus Capital Advisors, L.P., a private equity firm (2006 - 2019); joined in 2002
•
Co-Founder and Chief Executive Officer (2001 – 2002), Potentia Pharmaceuticals, Inc. (Potentia), a private biotechnology company, the predecessor entity to Apellis, the assets of which we purchased in September 2015
•
Co-Founder, Revon (2013- 2019)
•
Financial analyst, Financial Services Group (London) and Private Equity Group (New York), Goldman Sachs (1996 - 1999)

Qualifications • Strong background in financial management and investment in businesses • Experience serving on the boards of both public and private companies
Education • M.B.A., Harvard Business School • License in law, KU Leuven Law School (Belgium) • M.A., International Economics, Konstanz University (Germany)
• Audit (Chair) • Compensation • Compliance	Other Boards • Previously served on the board of directors of several public and private companies

Class III Directors (Term Expires at 2026 Annual Meeting)

Gerald Chan, Sc.D. Chairman of the Board Independent Director since 2013 Age: 73 Committees: • Nominating and Corporate Governance (Chair)

 Experience

•
Co-Founder, Morningside Group, a private investment group with venture, private equity and property investments (1986 – present)
•
Member, American Academy of Arts and Sciences (since 2017), Scientific Advisory Committee of Brigham and Women’s Hospital (since 2018), Global Advisory Council of Harvard University (since 2012), Dean’s Board of Advisors of the Harvard T.H. Chan School of Public Health (since 2011), chair of the Innovation Advisory Committee of the Wellcome Trust (2016-2020)
•
Trustee, Scripps Research Institute (since 2017)

Qualifications • Extensive experience in life science investments and serving on boards of directors of technology and biotechnology companies

 Education

•
S.M., Medical Radiological Physics and Sc.D., Radiation Biology, Harvard University
•
B.S. and M.S., Engineering, University of California, Los Angeles
•
Post-doctoral training, Dana-Farber Cancer Institute

Other Boards
• Stealth BioTherapeutics Corp (private; public from 2019 -- 2022) • Hang Lung Group Limited (1986 – present) • LumiraDx Limited (2020 – 2023) • Aduro Biotech Inc. (2014 – 2018)
Cedric Francois, M.D., Ph.D. President and Chief Executive Officer Director since 2009 Age: 51

 Experience

•
Co-Founder, President and Chief Executive Officer, Apellis (2009 – present)
•
Co-Founder, President and Chief Executive Officer, Potentia Pharmaceuticals, Inc. (private, 2001 – 2018)
•
Co-Founder, Revon Systems, LLC (Revon), a private healthcare software company (2014 – 2019)
•
Following postgraduate training in pediatric and transplant surgery, was a member of the research team that performed the first successful hand transplantation and of the Louisville Face Transplant Team, whose work supported hand transplantation in Lyon, France

 Qualifications

•
Expertise and extensive leadership experience in immunology and immune system-mediated diseases
•
Extensive knowledge of our company based on his role as co-founder and Chief Executive Officer

Education • M.D., University of Leuven (Belgium) • Ph.D., Physiology, University of Louisville
Other Boards • Liberate Medical, Inc. (private, 2016 -- present) • Acuamark Diagnostics private, 2021 – present) • Potentia Pharmaceuticals (private, 2001 – 2018) • Revon Systems (private, 2014 – 2019)

HOW OUR DIRECTORS ARE SELECTED AND ELECTED

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate director candidates.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board of directors. While there are no specific minimum qualifications for a committee-recommended nominee to our board of directors, the qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

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Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
•
Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.
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Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.
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Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.
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Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.
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Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our board of directors is considered.

We have no formal policy regarding board diversity, but our corporate governance guidelines provide that the value of diversity should be considered and that the background and qualifications of the members of our board of directors considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our board of directors in fulfilling its responsibilities. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, knowledge of our business, understanding of the competitive landscape in which we operate and adherence to high ethical standards. Certain individual qualifications and skills of our directors that contribute to our board of directors’ effectiveness as a whole are described above in “Proposal No. 1— Election of Class I Directors.”

The nominating and corporate governance committee may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our amended and restated bylaws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals for our 2024 Annual Meeting.”

Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors decides to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Director Independence

Applicable rules of the Nasdaq Stock Market LLC, or Nasdaq, require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1 under the Exchange Act, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to, the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In February 2024, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Cedric Francois, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Francois is not deemed to be an independent director under these rules because he is our President and Chief Executive Officer.

There are no family relationships among any of our directors or executive officers.

HOW OUR BOARD OF DIRECTORS IS ORGANIZED AND GOVERNED

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee, a compliance committee and a nominating and corporate governance committee. Each of the audit committee, compensation committee, compliance committee and nominating and corporate governance committee operates under a charter, and each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, the compensation committee, the compliance committee and the nominating and corporate governance committee is posted on the “Corporate Governance” page of the “Investors & Media” section of our website, which is located at www.apellis.com.

Audit Committee

The members of our audit committee are Alec Machiels, A. Sinclair Dunlop and Paul Fonteyne, and Mr. Machiels is the chair of the audit committee. Our audit committee met four times during 2023. Our audit committee’s responsibilities include:

•
appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•
overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•
monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•
overseeing our internal audit function, if any;
•
overseeing our compliance with statutes, regulations and policies regarding interactions with physicians, payors and patients;
•
overseeing our risk assessment and risk management policies;
•
establishing procedures for the receipt and retention of accounting related complaints and concerns;
•
meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;

•
reviewing information technology and cybersecurity infrastructure, personnel and policies;
•
reviewing and approving or ratifying any related person transactions; and
•
preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that Mr. Machiels is an “audit committee financial expert” as defined in applicable SEC rules and that each of the members of our audit committee possesses the financial sophistication required for audit committee members under Nasdaq rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We maintain a toll-free telephone number for the reporting of concerns regarding questionable accounting, internal accounting controls, auditing, ethics and healthcare compliance matters, which is 1-844-782-0340 and a secure web form available at https://apellis.ethicspoint.com.

Compensation Committee

The members of our compensation committee are Stephanie Monaghan O’Brien, Paul Fonteyne and Alec Machiels, and Ms. O’Brien is the chair of the compensation committee. Our compensation committee met eight times during 2023. Our compensation committee’s responsibilities include:

•
reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our Chief Executive Officer and our other executive officers;
•
overseeing the evaluation of our senior executives;
•
overseeing and administering our cash and equity incentive plans;
•
reviewing and making recommendations to our board of directors with respect to director compensation and management succession planning;
•
reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure; and
•
preparing the compensation committee report.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Under its charter, the compensation committee may from time-to-time delegate authority to subcommittees as it deems appropriate. Pursuant to our 2017 Stock Incentive Plan, or our 2017 Plan, and 2020 Inducement Stock Incentive Plan, or our 2020 Inducement Plan, the compensation committee has delegated to our chief executive officer, chief financial officer and chief people officer the authority to approve grants of stock options to employees who are not executive officers and an annual aggregate maximum amount of awards that can be granted pursuant to such delegated authority.

Compensation Committee Interlocks and Insider Participation

During 2023, the members of our compensation committee were Ms. O’Brien, Mr. Fonteyne and Mr. Machiels. None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is, or ever has been, an officer or employee of our company.

Compliance Committee

In March 2023, our board of directors established the compliance committee to oversee and to provide strategic direction with respect to our healthcare compliance and ethics program. The members of the compliance committee are A. Sinclair Dunlop, Paul Fonteyne, Alec Machiels and Stephanie O’Brien, and Mr. Fonteyne is the chair of the compliance committee. Our compliance committee met three times during 2023. Our compliance committee’s responsibilities include:

•
reviewing the implementation of our compliance program, and key company policies, including the code of conduct;

•
evaluating and monitoring the adequacy and effectiveness of our compliance program, considering recommendations for its improvement and providing an annual evaluation of our compliance program to the board of directors;
•
assessing legal and compliance risks arising from healthcare compliance matters; and
•
overseeing compliance investigations of any executive officer with respect to matters covered by our compliance program.

The compliance committee periodically reviews reports received through the compliance hotline, investigations and disciplinary actions with respect to compliance matters, compliance monitoring and auditing efforts, annual risk assessments, our obligations for federal, state and foreign transparency reporting, and incentive compensation of sales representatives and other field personnel.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Gerald Chan, A. Sinclair Dunlop and Stephanie Monaghan O’Brien, and Dr. Chan is the chair of the nominating and corporate governance committee. Our nominating and corporate governance committee met once during 2023. Our nominating and corporate governance committee’s responsibilities include:

•
identifying individuals qualified to become members of our board of directors;
•
recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
•
reviewing and making recommendations to our board of directors with respect to our board leadership structure and board committee structure;
•
making recommendations to our board of directors with respect to accepting director resignations;
•
developing and recommending corporate governance guidelines to our board of directors; and
•
overseeing an annual evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Board of Director Meetings and Attendance

Our board of directors recognizes the importance of director attendance at board and committee meetings. Our board of directors met eight times during 2023. During 2023, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings held by the board of directors (during the period that such person served as a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served during the periods that such person served. During 2023, the independent directors met in executive session four times to discuss various matters, including oversight of our executive officers.

Director Attendance at Annual Meeting of Stockholders

Our corporate governance guidelines provide that directors are responsible for attending the annual meeting of stockholders. Each of our directors attended the 2023 annual meeting of stockholders.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the “Corporate Governance” page of the “Investors & Media” section of our website, which is located at www.apellis.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist the board of directors in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines provide that:

•
the principal responsibility of our board of directors is to oversee our management;
•
a majority of the members of the board of directors must be independent directors, unless otherwise permitted by Nasdaq rules;
•
the independent directors meet in executive session at least twice a year;

•
directors have full and free access to management and, as necessary, independent advisors; and
•
our nominating and corporate governance committee will oversee periodic self-evaluations of the board of directors to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is available on the “Corporate Governance” page of the “Investors & Media” section of our website, which is located at www.apellis.com.

Board Leadership Structure and Oversight of Risk

Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of directors’ leadership structure, including whether the offices of chief executive officer and chair of the board of directors should be separate. Our guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time. We do not currently have a lead independent director because the chair of our board of directors is independent within the meaning of the Nasdaq rules.

We currently separate the roles of chief executive officer and chair of the board of directors. Our president and chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chair of our board of directors presides over meetings of the board of directors, including executive sessions of the board of directors, and performs oversight responsibilities. Separating the duties of the chair of the board from the duties of the chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chair of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Specifically, our chair of the board runs meetings of our independent directors, facilitates communications between management and the board of directors and assists with other corporate governance matters. Our board of directors believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Our board of directors believes that we have an appropriate leadership structure for us at this time which demonstrates our commitment to good corporate governance.

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2023. Our board of directors is actively involved in oversight of risks that could affect us.

Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis and our board and its committees oversee the risk management activities of management. Our board of directors receives full reports from each committee chair regarding the committee’s considerations and actions and regular reports directly from officers responsible for oversight of particular risks within our company, in order to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic, reputational and human capital risk.

Our audit committee oversees risk management activities related to financial controls and our legal, financial and financial and corporate compliance risks. Our audit committee reviews information regarding our liquidity and operations and our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant financial and other risk exposures and risks relating to data privacy and cybersecurity and the actions management has taken to limit, monitor or control such exposures.

Our compensation committee oversees risk management activities relating to our compensation policies and practices. The compensation committee considers whether our compensation programs properly align pay with performance and assesses whether any of our compensation policies or programs has the potential to encourage excessive risk-taking and assesses risk with respect to human capital management. Oversight by the compensation committee includes direct communication with our compensation consultants.

Our nominating and corporate governance committee oversees risk management activities relating to board composition, the independence of the board, corporate governance practices, potential conflicts of interest, ESG issues and management succession planning.

Our compliance committee manages healthcare compliance risks by overseeing, evaluating and monitoring our healthcare compliance policies, standards, procedures, systems and initiatives as well as our information technology systems dedicated to regulatory and commercial compliance. Oversight by the compliance committee includes direct communication with our management, including regular reports from our general counsel and chief compliance officer, regarding legal, regulatory and reputation risk exposures relating to regulatory and healthcare compliance, with input from outside counsel or other advisors as appropriate.

In addition, members of our senior management team attend our quarterly board meetings and are available to address any questions or concerns raised by the board on risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight, including with respect to cybersecurity, manufacturing and supply activities, healthcare compliance, human capital management, board and employee diversity, and environmental, social and governance topics and risks, and reviews these topics with management on a regular basis.

Board Diversity

We strive to achieve diversity in the broadest sense, including persons diverse in geography, gender, ethnicity, age and experiences. The overall diversity of our board is an important consideration in the director selection and nomination process. Our nominating and corporate governance committee assesses diversity in connection with the annual nomination process as well as in new director searches.

In accordance with Nasdaq’s board diversity listing standards, we are also disclosing aggregated statistical information about the members of our board directors as voluntarily identified to us by each of our directors.

Board Diversity Matrix (As of April 26, 2024)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	–	–
Part II: Demographic Background
African American or Black	–	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	1	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	1	4	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	1
Did Not Disclose Demographic Background	–

HOW OUR DIRECTORS ARE COMPENSATED

Our director compensation program is intended to provide a total compensation package that will attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Under our director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chair of each committee and the chair of the board of directors receive higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors, on such committee or in such position. The fees paid to non-employee directors in 2023 for their service on the board of directors and for their service on each committee of the board of directors were as follows:

	Member Annual Fee ($)	Chair Additional Annual Fee ($)
Board of Directors	50,000	33,750
Audit Committee	12,500	12,500
Compensation Committee	10,000	10,000
Compliance Committee	7,500	7,500
Nominating and Corporate Governance Committee	7,500	7,500

In December 2023, after an evaluation of the director compensation program by the compensation committee and Pay Governance, our independent compensation consultant, the board of directors chose to not make any changes to our director compensation program for 2024.

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our board of director and committee meetings.

In addition, under our director compensation program, on January 1st of each year, each non-employee director that has served on our board of directors for at least six months receives an equity award.

Under our non-employee director compensation program, each non-employee director who has served on our board of directors for at least six months receives, on January 1 of each year, the grant of (i) an option under the 2017 Plan to purchase a number of shares of our common stock that has a Black-Scholes valuation as of the date of the grant equal to $200,000, as calculated using the same methodology that we use to calculate the value of stock options for the purposes of our financial statements; and (ii) restricted stock units for a number of shares of common stock determined by dividing $200,000 by the closing price of our common stock on the date of grant. These options have a term of seven years, vest in four equal quarterly installments on April 1, July 1 and October 1 of the year in which the grant was made and on January 1 of the following year, subject to the non-employee director’s continued service as a director and are granted at an exercise price per share equal to the fair market value of our common stock on the date of grant. These restricted stock units vest on the first anniversary of the date or grant, subject to the non-employee director’s continued services as a director, although directors may choose to defer vesting of the restricted stock units until after the termination of their service. These awards become vested in full upon a change in control of our company.

Pursuant to the terms of the non-employee director compensation program, in January 2023, each non-employee director received an option to purchase 7,441 shares of common stock and 3,867 restricted stock units, and in January 2024, each non-employee director received an option to purchase 5,748 shares of common stock and 3,341 restricted stock units.

In addition, under our non-employee director compensation program, each non-employee director that is newly elected to our board of directors also receives an option to purchase shares of our common stock upon his or her initial election to the board of directors. Specifically, upon his or her initial election to the board of directors, each non-employee director receives (i) an option to purchase the number of shares of common stock that has a Black-Scholes valuation as of the date of the grant equal to $300,000, as calculated using the same methodology that we use to calculate the value of stock options for the purposes of our financial statements; and (ii) restricted stock units for a number of shares of common stock determined by dividing $300,000 by the closing price of common stock on the date of grant. Each such option will have a term of seven years, vest with respect to one-third of the option on each of the first, second and third anniversaries of the grant date, subject to the non-employee director’s continued service as a director, and be granted at an exercise price per share equal to the fair market value of our common stock on the date of grant. The restricted stock units will fully vest on the first anniversary of the grant date, although directors may choose to defer vesting of the restricted stock units until after the termination of their service. These awards become vested in full upon a change in control of our company.

The following table sets forth information regarding the fees and equity awards earned by our non-employee directors during the fiscal year ended December 31, 2023.

	Fees Earned
Name	in Cash ($)	Option Awards ($)(1)	Restricted Stock Unit Awards ($)(2)	Total ($)
Gerald Chan	98,750	205,372	199,962	504,084
A. Sinclair Dunlop	75,625	205,372	199,962	480,959
Paul Fonteyne	83,750	205,372	199,962	489,084
Alec Machiels	90,625	205,372	199,962	495,959
Stephanie Monaghan O’Brien	83,125	205,372	199,962	488,459

(1)
The amounts reported in the “Options Awards” column reflect the aggregate grant date fair value of options awarded during the year, computed in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, using a Black-Scholes valuation model. For the assumptions made in determining these values, see Note 16 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. For purposes of these calculations, we have disregarded the possibility of forfeitures related to service-based vesting conditions.
(2)
The amounts reported in the “Restricted Stock Unit Awards” column reflect the aggregate grant date fair value of restricted stock units awarded during the year, computed in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, which is determined by multiplying the market price of shares as of the date of the grant by the number of restricted stock units granted.. For the assumptions made in determining these values, see Note 16 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. For purposes of these calculations, we have disregarded the possibility of forfeitures related to service-based vesting conditions.

The following table sets forth the outstanding equity awards held by our non-employee directors as of December 31, 2023, which consisted entirely of stock options and restricted stock units:

Name	Option Awards	Restricted Stock Unit Awards
Gerald Chan	210,669	7,744
A. Sinclair Dunlop	78,195	3,867
Paul Fonteyne	81,095	7,744
Alec Machiels	210,669	3,867
Stephanie Monaghan O’Brien	210,669	7,744

Under our non-employee director compensation program, we do not pay any compensation to Cedric Francois, our President and Chief Executive Officer, in connection with his service on our board of directors. Dr. Francois’ compensation is set forth and discussed under “Executive Compensation—Summary Compensation Table” and “Executive Compensation—Compensation Discussion and Analysis.”

HOW TO CONTACT OUR BOARD OF DIRECTORS

Any interested party with concerns about our company may report such concerns to the board of directors, or the chairman of our board of directors, or otherwise the chair of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

Apellis Pharmaceuticals, Inc.

100 Fifth Avenue

Waltham, Massachusetts 02451

Attention: Board of Directors

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion.

Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

OUR AUDITORS

We incurred the following fees from Deloitte & Touche LLP, or Deloitte, our independent registered public accounting firm for the audit of our consolidated financial statements and for other services provided during the years ended December 31, 2023 and 2022.

Fee Category	2023	2022
Audit fees (1)	$1,612,367	$1,315,486
Tax fees (2)	65,859	117,786
All other fees (3)	7,391	7,368
Total fees	$1,685,617	$1,440,640

(1)
“Audit fees” consisted of fees for the integrated audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting and the review of our unaudited interim financial statements included in our quarterly reports on Form 10-Q during the years ended December 31, 2023 and 2022 and fees for professional services in connection with statutory and regulatory filings.
(2)
“Tax fees” consisted of fees paid to Deloitte Tax and Deloitte AG related to tax compliance, worldwide and domestic tax planning and tax advice.
(3)
“All other fees” consisted of fees for our subscription to the Deloitte Accounting Research Tool.

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023

Our stockholders are being asked to ratify the appointment by the audit committee of our board of directors of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending December 31, 2024. The audit committee appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024. A representative of Deloitte is expected to attend the Annual Meeting online and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2024. Stockholder approval is not required to appoint Deloitte as our independent registered public accounting firm. However, our board of directors believes that submitting the appointment of Deloitte to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Deloitte. If the selection of Deloitte is ratified, the audit committee, in its discretion, may still direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

OUR EXECUTIVES

Biographical information as of March 31, 2024 for our executive officers who are not directors is listed below.

Pascal Deschatelets, Ph.D. Co-Founder and Chief Scientific Officer Age: 54

Experience

•
Co-Founder, Chief Scientific Officer (July 2020 – present)
•
Co-Founder, Chief Operating Officer (2009 – July 2020)
•
Co-Founder and Chief Operating Officer, Potentia (2001 – September 2016)
•
Co-Founder, Revon (2013 – 2019)

Education

•
Ph.D., Organic Chemistry, University of Montreal
•
Post-doctoral training in the laboratory of Dr. George Whitesides at Harvard University

Timothy Sullivan Chief Financial Officer and Treasurer Age: 53

Experience

•
Chief Financial Officer and Treasurer (October 2017 – present)
•
Partner, AJU IB Investment, now known as Solasta Ventures in the United States, a venture capital firm, at which he led the firm’s investments in life sciences companies (January 2014 - October 2017)
•
Managing Director, Head of Life Sciences, RBS Citizens (December 2011 - January 2014)
•
Board Service: Observer on Apellis board of directors (November 2014 - October 2017); previously served as a director of G1 Therapeutics, Inc. and Molecular Templates, Inc.

Education

•
A.B., Biology, Harvard University
•
M.B.A., Columbia Business School

Caroline Baumal, M.D. Chief Medical Officer Age: 57

Experience

•
Chief Medical Officer (January 2023 – present)
•
Professor of Ophthalmology, Vitreoretinal surgeon, New England Eye Center/Tufts Medicine (1998 – present)
•
Key opinion leader in ophthalmology, retinal imaging and therapeutics, ophthalmic devices and drug delivery
•
Clinical research principal investigator and DSMC member for numerous clinical studies

Education

•
Wills Eye Hospital, Vitreoretinal Surgical Fellowship
•
New England Eye Center, Tufts, Medical Retina & Lasers Imaging Fellowship
•
Ophthalmology Residency, University of Toronto Medical School
•
M.D., University of Toronto Medical School
•
B.Sc., Biochemistry, McGill University

Jim Chopas Vice President, Corporate Controller and Chief Accounting Officer Age: 57

Experience

•
Vice President, Corporate Controller and Chief Accounting Officer (August 2021 – present); Treasurer (December 2021 – present)
•
Vice President, Principal Financial Officer, Principal Accounting Officer and Treasurer, Radius Health, Inc., a publicly traded commercial biopharmaceutical company (December 2020 - August 2021); corporate controller (October 2018 - December 2020)
•
Consultant, Danforth Advisors, a strategic consulting firm for life science and healthcare technology companies (October 2016 - October 2018)
•
Chief Financial Officer and Vice President of finance, KBI Biopharma, Inc., a biopharmaceutical contract services organization
•
Held several senior management roles for certain ThermoFisher Scientific Inc. portfolio companies and Parexel International

Education

•
B.S., University of Massachusetts
•
M.S., Bentley University

Mark DeLong Chief Business & Strategy Officer Age: 47

Experience

•
Chief Business & Strategy Officer (January 2023 – present); Senior Vice President, Business Development & Strategy (February 2020 – January 2023); Vice President, Business Development & Strategy (November 2018 – February 2020); and Vice President, Strategy & Operations (February 2018 – November 2018).
•
Various leadership roles at EMD Serono, including most recently Head of Global Portfolio Management, Neurology & Immunology Franchise (September 2017 – January 2018) and Head of US Business Development (October 2012 – July 2016).
•
Managing Director, Bluepoint Healthcare Consulting, LLC (July 2016 – June 2017)

Education

•
B.S., Penn State University
•
M.B.A, University of Michigan

Jeffrey Eisele, Ph.D. Chief Development Officer Age: 62

Experience

•
Chief Development Officer (January 2022 – present), Executive Vice President, Program Team Lead – Ophthalmology (September 2020 - December 2021)
•
Head of Analytics – Ophthalmology and Neuroscience, Novartis Pharma AG (November 2015 - August 2020)
•
Head of Biometrics and Clinical Operations, Alcon Laboratories, a subsidiary of Novartis AG focused on eye care products (January 2009 - October 2015)
•
Held senior management positions at Novartis Pharma AG and Schering AG, a pharmaceutical company

Education

•
B.S., George Washington University
•
M.S. and Ph.D., Statistics, University of Michigan

Karen Lewis Chief People Officer Age: 52

Experience

•
Chief People Officer, (May 2020 – present)
•
SVP, Human Resources, Axcella Health Inc. (February 2019 – April 2020)
•
VP, Global Talent Acquisition, Biogen, Inc. (October 2017 – February 2019)
•
Various HR leadership roles at Biogen Inc., Amazon, and Bristol-Myers Squibb

Education

•
B.S., Rider University

Nur Nicholson Chief Technical Operations Officer Age: 55

Experience

•
Chief Technical Operations Officer (August 2020 – present)
•
Vice President, North American Business Operations and Intelligence and Head of Global Supply Chain, Galderma S.A., a private pharmaceutical company (2016 - August 2020)
•
Head of Global Supply Chain for the Pharmaceutical Franchise, Alcon
•
Held a number of roles in clinical and regulatory affairs operations, clinical infometrics, resource management and sales operations

Education

•
B.S., Chemistry, Middle East Technical University in Ankara, Turkey
•
Executive M.B.A., M.J. Neely School of Business at Texas Christian University

Adam Townsend Chief Operating Officer Age: 47

Experience

•
Chief Operating Officer (January 2024 – present)
•
Chief Commercial Officer (November 2018 – January 2024)
•
Various leadership roles, Biogen Inc., a biotechnology company, including as Senior Vice President of Corporate Development (March 2018 - October 2018); Senior Vice President, Specialty Medicines and Rare Disease Group (April 2017 - March 2018); Vice President, Asset Executive for Spinraza (May 2016 - April 2017); Vice President – Account Executive for Hemophilia (November 2015 - May 2016); and Vice President Global Marketing – Head of Multiple Sclerosis (July 2013 - November 2015).

Education

•
B.Sc., Medical Biochemistry, Royal Holloway, University of London

David Watson General Counsel Age: 51

Experience

•
General Counsel (January 2014 – present)
•
General Counsel and Executive Vice President, Revon (January 2014 - June 2015)
•
Member, Frost Brown Todd LLC (September 2011- December 2013)

Education

•
A.B., Harvard College
•
J.D., Vanderbilt Law School
•
M.A., Mathematics, University of Kentucky

The principal occupation and employment during the past five years of each of our directors and executive officers was carried on, in each case, except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors or executive officers and any other person or persons pursuant to which he or she was or is to be selected as a director or executive officer.

There are no material legal proceedings to which any of our directors or executive officers is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

OUR EXECUTIVE COMPENSATION PROGRAMS

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executive officers with those of our stockholders.

The “Compensation Discussion and Analysis” section of this proxy statement beginning on page 27 describes our executive compensation programs and the decisions made by the compensation committee with respect to the year ended December 31, 2023. The key elements of our executive compensation program include the following:

Base salary:

•
Fixed component of pay to provide financial stability, based on responsibilities, experience, individual contributions and peer company data.

Annual cash incentive program:

•
To promote and reward the achievement of key short-term strategic and business goals of the Company as well as individual performance; to motivate and attract executives.
•
Variable component of pay based on annual quantitative and qualitative company and individual goals.

Equity incentive compensation:

•
To encourage executives and other employees to focus on long-term company performance; to promote retention; to reward outstanding company and individual performance.
•
Typically subject to multi-year vesting based on continued service and primarily in the form of stock options and restricted stock units, the value of which depends on the performance of our common stock price, in order to align employee interests with those of our stockholders over the longer-term.

As we describe in the Compensation Discussion and Analysis section, we have designed our executive compensation program to embody a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executive officers with our stockholders. We believe this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the annual opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or the board of directors (or any committee thereof), create or imply any change to the fiduciary duties of our company or the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for our company or the board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The board of directors recommends that stockholders vote to approve the compensation of our named executive officers by voting “FOR” Proposal No. 3.

COMPENSATION DISCUSSION AND ANALYSIS

This section describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers in 2023. This section also provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and is intended to place in perspective the data presented in the tables and narrative that follow.

Our compensation committee is responsible for overseeing the total compensation of our senior management team, which is comprised of our executive officers and certain other officers. In this capacity, our compensation committee designs, implements, reviews and approves all compensation for our Chief Executive Officer and our senior officers. This section discusses the principles underlying our strategy, philosophy, policies and decisions with respect to the compensation of our named executive officers, and all material factors relevant to an analysis of these policies and decisions. Our named executive officers for the fiscal year ended on December 31, 2023 were:

•
Cedric Francois, our President, Chief Executive Officer and Principal Executive Officer;
•
Timothy Sullivan, our Chief Financial Officer and Principal Financial Officer;
•
Caroline Baumal, our Chief Medical Officer;
•
David Watson, our General Counsel; and
•
Adam Townsend, our Chief Operating Officer.

Executive Summary and Company Background

We are a commercial-stage biopharmaceutical company focused on the development and commercialization of novel therapeutic compounds to treat disease through the inhibition of the complement system, which is an integral component of the immune system, at the level of C3, the central protein in the complement cascade. We believe that this approach can result in broad inhibition of the principal pathways of the complement system and has the potential to effectively control a broad array of complement-dependent autoimmune and inflammatory diseases.

We have made significant progress in the development of our product candidates and the achievement of our business goals, including the following achievements in 2023:

Corporate and Financial Highlights

•
With two commercial products now available – EMPAVELI and SYFOVRE – the company generated more than $365 million in U.S. net product sales in fiscal year 2023.
•
SYFOVRE was approved by the FDA in February 2023, and is the first and only treatment available for GA.
•
EMPAVELI, the first targeted C3 therapy approved by the FDA in May 2021, continued to elevate the standard of care for patients with PNH in its third year on the market.
•
We raised gross proceeds of $402.5 million in February 2023 in an underwritten public offering of our common stock.

Ophthalmology Highlights

•
We launched SYFOVRE in the United States in March 2023, and in its first 10 months of launch delivered more than 160,000 total doses (commercial and sample) to physicians and generated $275.2 million in U.S. net product sales.
•
In November 2023, we presented data from GALE, a long-term extension trial of SYFOVRE, demonstrating increasing treatment effects over three years in patients with GA.
•
Initiated a re-examination of the marketing authorization application of SYFOVRE with the European Medicines Agency (EMA) following a negative opinion from the Committee for Medicinal Products for Human Use (CHMP) in January 2024. We expect a final opinion to be issued by the CHMP in the second quarter of 2024.

Rare Disease Highlights

•
We launched EMPAVELI as a commercial product in the United States in May 2021 for the treatment of PNH. We recorded $91.0 million in U.S. net product revenue from sales of EMPAVELI in the year ended December 31, 2023.
•
In February 2023, the FDA approved the supplemental new drug application, or sNDA, with the Phase 3 PRINCE results and the 48-week Phase 3 PEGASUS data.
•
In October 2023, we announced the FDA approval of the EMPAVELI Injector, a compact, single-use, on-body device designed to enhance self-administration of EMPAVELI.

•
In November 2023, we presented topline data from the Phase 2 NOBLE study investigating pegcetacoplan for the treatment of post-transplant recurrence of C3G and IC-MPGN demonstrating reduced disease activity as measured by C3c staining in as early as 12 weeks, as well as improvements across key clinical measures.

Pipeline Highlights

•
We advanced APL-3007, a small interfering RNA product candidate, into Phase 1 clinical study with healthy volunteers.
•
We continued preclinical development of various product candidates, including an oral complement inhibitor and the six ongoing research programs with Beam Therapeutics.

People and Culture Highlights

•
We established a compliance committee of the Board of Directors to provide Board oversight and feedback regarding the Company’s compliance program.
•
We launched a series of new talent programs enabling our employees to gain a collection of experiences, knowledge, and skills that strengthen our capabilities while enabling employees to achieve their personal career interests.
•
We added We Belong as a value reinforcing our strong commitment to fostering an inclusive corporate culture.
•
To support employee wellbeing, we continued to offer several programs to improve employee health and wellbeing including the addition of a summer shutdown week in 2024.
•
As a commitment to fostering connectivity and our continued philanthropic efforts, we participated in a series of volunteer events raising money to support organizations like Foundation of Fighting Blindness and Bio-ball Special Olympics, along with donating equipment underserved communities in our area.

Executive Compensation Program Highlights

Executive compensation program is designed to attract, motivate, and retain executive officers, who are critical to our success. Due to the nature of our business, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential. Our compensation programs are structured to be competitive with the market and to reward our named executive officers for the achievement of near- and longer-term financial and strategic goals and for driving corporate financial performance and stability.

Our executive compensation is aligned with long-term shareholder value creation. A significant portion of our executive compensation is variable and at risk, tied to our stock price performance or achievement of pre-set performance objectives. Consistent with the practice of biotech companies, we provide a significant portion of our long-term equity incentives in the form of service- and performance-based stock options that deliver value only if our stock price meaningfully appreciates.

Our 2023 short-term incentive program paid out above target. Our executive officers and employees earned 125% of their target short-term incentive opportunities, consistent with performance results that included attainment of targets for net product revenues for EMPAVELI and SYFOVRE; achievement of regulatory objectives that enable growth, including the approval of the sNDA for EMPAVELI with the Phase 3 PRINCE results and the 48-week Phase 3 PEGASUS data and the approval of the sNDA for the Empaveli injector; progress of systemic pegcetacoplan for the treatment of post-transplant recurrence of C3G/ and IC-MPGN into late-stage clinical trials; progress of product candidates (including APL-3007) into preclinical and early clinical trials; and attainment of various corporate and operational objectives to allow for efficiency, scalability and growth.

Say-on-Pay Vote Results

At our 2023 annual meeting of stockholders, we conducted a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Over 93% of the votes cast by stockholders on this proposal, excluding broker non-votes and abstaining votes, were cast in support of the compensation paid to our named executive officers. While this vote is a non-binding advisory vote, our compensation committee and board of directors take the voting results into account in determining the compensation of our named executive officers. The compensation committee considers the stockholder vote as one factor in determining the appropriate level of compensation for the named executive officers. Given the strong level of support evidenced by last year’s say-on-pay vote, among other factors, our compensation committee decided to maintain our general approach to executive compensation and made no significant changes to our executive compensation program this year; including an emphasis on approaches to compensation to align the incentives of the executive officers with long-term value creation for stockholders.

Our compensation committee and board of directors will continue to consider stockholder input and monitor our executive compensation program to ensure it aligns the interests of our named executive officers with the interests of our stockholders and adequately addresses any stockholder concerns that may be expressed in future votes. Consistent with the recommendation of our board of directors and the preference of our stockholders as reflected in the non-binding advisory vote on the frequency of future “say-on-pay” votes conducted at our 2020 annual meeting of stockholders, our stockholders will have an annual opportunity to cast an advisory vote in connection with compensation for our named executive officers.

Compensation Objectives and Philosophy

Our compensation program is designed to attract, motivate and retain qualified and talented executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. In particular, our compensation program is intended to reward the achievement of specified pre-determined quantitative and qualitative individual and corporate performance goals and objectives and to align the interests of our executive officers with those of our stockholders in order to attain our ultimate objective of increasing stockholder value. The goal of our compensation committee is to ensure that our compensation program is aligned with the interests of our stockholders and our business goals and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive.

Key elements of our compensation program include the following:

Base salary

Our base salary is a fixed component of pay to provide financial stability and is based on responsibilities, experience, individual contributions and peer company data. The purpose is to attract and retain highly skilled executives.

Annual cash incentive program

Our annual cash incentive program is a variable component of pay based on annual quantitative and qualitative company and individual goals to align with our pay-for-performance philosophy. The purpose is to promote and reward the achievement of our key short-term strategic and business goals as well as individual performance and to motivate and attract executives.

Equity incentive compensation

Our equity incentive compensation is typically subject to multi-year vesting based on continued service and primarily in the form of stock options and restricted stock units, the value of which depends on the performance of our common stock price, in order to align employee interests with those of our stockholders over the longer-term. In some cases we have issued grants subject to performance conditions based upon the achievement of corporate goals. Effective in September 2022, the compensation committee implemented stock ownership guidelines that apply to our executive officers, including all named executive officers, which are described further on page 36 of the CD&A. The purpose of these guidelines is to encourage executives and other employees to focus on long-term company performance, to promote retention and to reward outstanding company and individual performance.

In addition to our direct compensation elements, the following features of our compensation program are designed to align the compensation of our executive officers with stockholder interests and with market best practices:

What We Do	What We Don’t Do
✓ Maintain an industry-specific peer group for benchmarking pay

×      Allow hedging or pledging of equity

×      Re-price stock options

×      Provide excessive perquisites

×      Provide supplemental executive retirement plans

×      Provide tax gross-up payments for any change-of-control

         payments

× Modify or waive performance conditions after grant of

         performance-based awards

✓ Target pay based on market norms
✓ Deliver majority of executive compensation through equity and performance-based pay
✓ Set challenging incentive program goals
✓ Offer market-competitive benefits for executives that are consistent with the rest of our employees
✓ Consult with an independent compensation advisor on compensation levels and practices
✓ Recover excess incentive-based compensation resulting from an accounting restatement or related to activity that causes serious financial or reputational damage
✓ Require executive officers to comply with robust stock ownership guidelines

Our compensation committee developed our compensation program and makes decisions regarding our compensation program with the assistance of a compensation consultant engaged by our compensation committee. The compensation committee engages an independent compensation consultant to advise on executive officer and director compensation matters including, overall compensation program design, peer group development and updates, and benchmarking of executive officer and director compensation programs. As part of its services, the independent compensation consultant provides the compensation committee with publicly available compensation data from a peer group of similarly situated publicly traded companies in the biopharmaceuticals and biotechnology industries and assistance reviewing subscription survey data and reported directly to our compensation committee. In August 2021, our compensation committee engaged Pay Governance as its independent compensation consultant, and thereafter Pay Governance has served as the independent compensation consultant to our compensation committee.

In addition to its services to the compensation committee described above, in 2022 and 2023, Pay Governance provided compensation consulting services to our management with respect to the compensation of non-officer employees within and outside the United States. The decision to engage Pay Governance for advice and services not related to executive compensation was made by management but at the Compensation Committee’s direction. Our compensation committee has assessed the independence of Pay Governance consistent with Nasdaq listing standards and has concluded that the engagement of this compensation consultant did not, and does not, raise any conflict of interest.

Defining and Comparing Compensation to Market Benchmarks

In late 2022 and early 2023, our compensation committee evaluated information from publicly traded companies in the biopharmaceutical and biotechnology industries and peer group data analyzed by Pay Governance, to make decisions on the compensation of our named executive officers with respect to the calendar year 2023. Due to the nature of our business, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential. Accordingly, in 2023, our compensation committee generally targeted total compensation for our executive officers at the 50th percentile of the market data.

However, in making compensation decisions, our compensation committee considered other criteria, including market factors, the experience level of the executive, corporate performance, the performance of the executive and other factors described below.

Our compensation committee, with the advice of Pay Governance, selected a peer group of similarly situated companies and made compensation decisions based on publicly available compensation data from the peer group and subscription survey data analyzed by Pay Governance. Our compensation committee selected the peer companies based on a balance of the following criteria:

•
companies whose number of employees, stage of development, commercial status, and market capitalization are similar, though not necessarily identical, to ours;
•
companies with similar executive positions to ours;
•
companies against which we believe we compete for executive talent; and
•
public companies based in the United States whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

Based on these criteria, our peer group for 2023, as approved by our compensation committee in December 2022, with the advice of Pay Governance, was comprised of the following 14 companies:

ACADIA Pharmaceuticals	Exelixis, Inc.	PTC Therapeutics
Alkermes plc	Global Blood Therapeutics	Sarepta Therapeutics
Amicus Therapeutics, Inc.	Insmed Incorporated	Ultragenyx Pharmaceuticals
Biohaven Pharma Holding Co.	Ionis Pharmaceuticals	United Therapeutics
Blueprint Medicines	Neurocrine Biosciences, Inc.

The 2023 peer group represented a group of biopharmaceutical companies more similar to us in key measures than the list we used in 2022, in light of our growth and the advancement of our development pipeline in 2022, focusing on companies that were similar to us in terms of market capitalization, business results and product development. Specifically, Acceleron Pharma, Agios Pharmaceuticals, Deciphera Pharmaceuticals, Ironwood Pharmaceuticals, Revance Therapeutics, Sage Therapeutics and Zogenix were removed from the 2023 peer group, and Alkermes, Exelixis, Neurocrine Biosciences, Sarepta Therapeutics and United Therapeutics were added to the 2023 peer group.

For purposes of compensation for 2024, in September 2023, our compensation committee, with the advice of Pay Governance, selected a peer group based on the same criteria and made compensation decisions based on publicly available compensation data from the peer group and subscription survey data, which were analyzed by Pay Governance. Based on these criteria, our peer group for 2024, as approved by our compensation committee, is comprised of the following 14 companies:

ACADIA Pharmaceuticals	Exelixis, Inc.	PTC Therapeutics
Alkermes plc	Insmed Incorporated	Sarepta Therapeutics
Amicus Therapeutics, Inc.	Intra-Cellular Therapies, Inc.	Ultragenyx Pharmaceuticals
Blueprint Medicines	Ionis Pharmaceuticals	United Therapeutics
Corcept Therapeutics Incorporated	Neurocrine Biosciences

The 2024 peer group is comprised of the same companies as 2023 except that Biohaven Pharma and Global Blood Therapeutics were removed and Corcept Therapeutics and Intra-Cellular Therapies were added.

Annual Compensation Review

Based on recommendations from management and the board of directors, and with the advice from the independent compensation consultant, the compensation committee reviews and, other than in the case of our Chief Executive Officer, approves the annual compensation of our executive officers, determines bonus and equity awards and establishes performance objectives at one or more meetings held during the first quarter of the year. However, the compensation committee may also consider matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. For executive officers other than the Chief Executive Officer, the Chief Executive Officer makes recommendations for the annual compensation of such executive officers based on market data and the performance of the individual, and the compensation committee reviews and approves the compensation of such executive officers. In the case of the Chief Executive Officer, the compensation committee evaluates his performance and makes a recommendation to the board of directors, which reviews and approves the compensation of the Chief Executive Officer. For all executive officers as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executive officers in various hypothetical scenarios, executive stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company- and industry-wide compensation levels and recommendations of the independent compensation consultant, including analyses of executive compensation paid at other companies identified by the independent compensation consultant.

Base Salary

Base salaries for our executive officers are intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent. Base salaries are originally established at the time the executive is hired based on individual experience, skills and expected contributions, our understanding of what executives in similar positions at peer companies are paid, and negotiations during the hiring process. The base salaries of our executive officers are reviewed annually and may be adjusted to reflect market conditions, our executives’ performance during the prior year, our financial position and any changes in the scope of the officer’s responsibilities. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. Any changes in base salary made as part of the annual review are typically made effective in January or February of each year.

In February 2023, our compensation committee approved increases in base salary for each of our executive officers serving at that time, based upon our performance during calendar year 2022, the executive officer’s professional growth and achievement of individual objectives and the level of base salary paid by companies in our peer group or in survey data for similar positions. The table below sets forth the base salaries for each of our named executive officers in 2022 and 2023:

Named Executive Officer	2022 Salary ($)	2023 Salary ($)	Percentage Increase
Cedric Francois	685,000	741,000	8.2%
Tim Sullivan	471,000	500,000	6.2%
Caroline Baumal (1)	—	575,000	—
Adam Townsend	466,000	487,000	4.5%
David Watson	450,000	483,000	7.3%

(1) Dr. Baumal joined the Company in January 2023, and her base salary was set at her time of hiring based on data regarding the salaries of chief medical officers of publicly traded companies within our peer group.

In January 2024, our compensation committee approved increases in base salary for each of our executive officers serving at that time, based upon our performance during calendar year 2023, the executive officer’s professional growth and achievement of individual objectives and the level of base salary paid by companies in our peer group or in survey data for similar positions. The table below sets forth the adjustments to base salary, in dollars and as a percentage, for each of our named executive officers:

Named Executive Officer	2023 Salary ($)	2024 Salary ($)	Percentage Increase
Cedric Francois	741,000	800,000	8.0%
Tim Sullivan	500,000	535,000	7.0%
Caroline Baumal	575,000	615,000	7.0%
Adam Townsend (1)	487,000	550,000	12.9%
David Watson	483,000	517,000	7.0%

(1)
Mr. Townsend took the position of Chief Operating Officer in January 2024, and his base salary was adjusted based on data regarding the salaries of chief operating officers of publicly traded companies within our peer group.

Annual Cash Incentive Program

Our cash incentive award under the 2023 annual cash incentive program as a percentage of the named executive officer’s annual base salary in 2023, the target cash incentive award opportunity in dollars for 2023 and the actual cash incentive award payments to our named executive officers for 2023 performance, which were paid in February 2024, as well as the actual 2023 cash incentive award payment as a percentage of each officer’s 2023 target cash incentive award opportunity are discussed below:

Named Executive Officer	2023 Target (%)	2023 Target ($)	Actual Bonus for 2023 ($)	Ratio (%)
Cedric Francois	75%	555,750	694,688	125.00%
Timothy Sullivan	45%	225,000	281,250	125.00%
Caroline Baumal	45%	258,750	323,438	125.00%
Adam Townsend	45%	219,150	273,938	125.00%
David Watson	45%	217,350	271,688	125.00%

Under our 2023 annual cash incentive program, cash incentive awards were determined by multiplying the target cash incentive award for each executive officer by a corporate performance factor established by our compensation committee based on our performance as measured against our corporate goals, which cover our clinical and pipeline development, our commercialization of our products and our operational effectiveness. Our compensation committee has the discretion to adjust the size of individual awards upward or downward based on individual performance but did not do so with respect to the 2023 cash incentive awards for any of the named executive officers. The compensation committee sets the target cash incentive award opportunity at the beginning of the year, based primarily on peer group data analyzed by the independent compensation consultant.

In March 2023 our compensation committee approved a set of corporate performance goals for 2023 after discussion and review with management. For calendar year 2023 our corporate performance goals included: (1) attainment of net product revenues for EMPAVELI and SYFOVRE; (2) achievement of regulatory objectives that enable growth, including the approval of the sNDA for EMPAVELI with the Phase 3 PRINCE results and the 48-week Phase 3 PEGASUS data and the approval of the sNDA for the Empaveli injector; (3) progress of systemic pegcetacoplan for the treatment of post-transplant recurrence of C3G/ and IC-MPGN into late-stage clinical trials; (4) progress of product candidates (including APL-3007) into preclinical and early clinical trials; and (5) attainment of various corporate and operational objectives to allow for efficiency, scalability and growth.

During the last quarter of each year, our senior management team evaluates our company’s performance. Based on this evaluation, our Chief Executive Officer recommends to our compensation committee a corporate performance factor based on our achievement of the corporate performance goals for the year and any cash awards to our named executive officers under our annual cash incentive program. Our compensation committee then carefully reviews overall corporate performance and evaluates corporate achievements against the pre-set corporate performance goals in accordance with its pay-for-performance philosophy.

During the fourth quarter of 2023 and the first quarter of 2024, our compensation committee met with our Chief Executive Officer as part of its annual compensation review and discussed our corporate performance in 2023 and the Chief Executive Officer’s recommendations for a corporate performance factor and cash incentive awards for each of our executive officers other than the Chief Executive Officer. As part of its evaluation of our corporate performance against our corporate performance goals, the committee noted achievement in excess of maximum levels for the product revenue objectives, the approvals of the sNDAs for EMPAVELI with the additional PRINCE and PEGASUS data and the EMPAVELI injector, the completion of enrollment of C3G/IC-MPGN Phase III clinical trial, advancement of development candidates, including APL-3007, and strong attainment of corporate and operational objectives.

In accordance with the compensation philosophy of pay-for-performance and based upon our overall performance during 2023 as measured against our pre-set corporate goals for calendar year 2023, our compensation committee recommended, and our board approved, a corporate performance factor of 125% for the purposes of the annual cash bonus. On that basis, each of our named executive officers received cash incentive awards equal to 125% of their target cash incentive award for calendar year 2023 without individual adjustments.

In January 2024, our compensation committee reviewed the current target bonus percentage as a percentage of each executive officer’s 2024 base salary, based upon the target bonus percentages for similar positions within our peer group, and approved the following target bonus percentages for each of our named executive officers for 2024:

Named Executive Officer	2023 Target (%)	2024 Target (%)
Cedric Francois	75%	80%
Timothy Sullivan	45%	50%
Caroline Baumal	45%	50%
Adam Townsend	45%	50%
David Watson	45%	45%

Equity Awards

Our equity awards program is designed to:

•
reward demonstrated leadership and performance;
•
align our executive officers’ interests with those of our stockholders;
•
retain our executive officers through the term of the awards;
•
maintain competitive levels of executive compensation; and
•
motivate our executive officers for outstanding future performance.

The market for qualified and talented executives in the biopharmaceutical and biotechnology industries is highly competitive and we compete for talent with many companies that have greater resources than we do. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer.

Prior to 2020, our equity awards generally took the form of stock options. In 2020 we introduced restricted stock units as part of our equity award program, consistent with the competitive market for talent in our industry and reflective of the growth of our company. Each restricted stock unit represents the right to receive one share of common stock upon vesting. In addition, in 2021 and 2022, we issued performance-based equity incentives designed to encourage achievement of pre-established performance conditions to our executive officers. We typically make equity award grants to each of our executive officers upon commencement of employment, annually in conjunction with our review of executive compensation, or as a special incentive.

All equity awards to our executive officers are approved by our compensation committee and by the full Board for awards to our CEO and, other than equity awards to new hires, are typically granted by our compensation committee in the first quarter of the year. The size of equity awards varies among our executive officers based on their positions and annual performance assessments. All stock options granted to our executive officers have exercise prices equal to the fair market value of our common stock on the date of grant, so that the recipient will not realize any value from his or her options unless our share price increases above the exercise price on the date of grant. Accordingly, this portion of our executive officers’ compensation is at risk and is directly aligned with stockholder value creation.

In addition, equity grants to our executive officers with time-based vesting typically vest over four years. We believe that time-based vesting provides an incentive to our executive officers to add value over the long-term and to remain with our company. Typically, options with time-based vesting have a ten-year term and vest as to 25% of the shares on the first anniversary of their grant date and then in equal monthly installments thereafter until the fourth anniversary of such date. Vesting of option grants to employees ceases upon termination of service, and, except in the case of death or disability, exercise rights typically cease three months following termination of service for grants made under our 2017 Plan and one year following termination of service for grants made under our 2010 equity incentive plan, or our 2010 Plan. Prior to the exercise of an option, the stock option holder does not have any rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalents. We also grant restricted stock units with time-based vesting. Typically, our restricted stock units with time-based vesting vest as to 25% of the shares on the first anniversary of the grant date and 25% on each anniversary of the grant date thereafter. Vesting of restricted stock units to employees ceases upon termination of service.

	2023 Time-Based Equity Award
Named Executive Officer	Stock Options (1)	Restricted Stock Units (2)
Cedric Francois	131,093	83,447
Timothy Sullivan	43,183	27,488
Caroline Baumal (3)	—	—
Adam Townsend	43,183	27,488
David Watson (4)	37,708	53,455

(1)
The stock options vest as to 25% of the shares on the first anniversary of the grant date and then in equal monthly installments thereafter until the fourth anniversary of such date, subject to continued service.
(2)
The restricted stock units vest as to 25% of the shares on the first anniversary of the grant date and 25% on each anniversary of the grant date thereafter, subject to continued service.
(3)
Dr. Baumal joined the company in January 2023 and was granted an option to purchase 49,000 shares of common stock and 35,549 restricted stock units upon hiring.
(4)
In addition to the annual grant of 24,003 restricted stock units, Mr. Watson also received a one-time grant of restricted stock units representing the right to receive 29,452 shares based on merit and peer group benchmarking.

The compensation committee may approve different award types in the future as part of the overall compensation strategy. Awards made in connection with a new, extended or expanded employment relationship may involve a different mix of equity awards, depending on the compensation committee’s assessment of the total compensation package being offered.

The equity awards granted to our named executive officers during the fiscal year ended December 31, 2023, and the grant date fair value of those awards determined in accordance with FASB ASC Topic 718, are shown in the Summary Compensation Table and the 2023 Grants of Plan-Based Awards table below.

In January 2024, after a review of our executive compensation policies with Pay Governance, our compensation committee approved equity incentive awards for our named executive officers serving at that time as set forth in the table below. The executive officers received time-based equity awards. The compensation committee determined that the allocation of value of the time-based equity awards between stock options and restricted stock units should be 50% to stock options and 50% to restricted stock units, with the restricted stock units valued using the average of the closing price of the Company’s common stock on the previous 20 trading days prior to the date of grant and with the stock options valued by the Black-Scholes method for the same 20 trading day period. The compensation committee determined that there was no clear criterion upon which to grant performance-based equity awards in 2024.

	2024 Time-Based Equity Award
Named Executive Officer	Stock Options (1)	Restricted Stock Units (2)
Cedric Francois	104,834	72,094
Timothy Sullivan	34,533	23,748
Caroline Baumal	37,000	25,445
Adam Townsend	34,533	23,748
David Watson	34,533	23,748

(1)
The stock options vest as to 25% of the shares on the first anniversary of the grant date and then in equal monthly installments thereafter until the fourth anniversary of such date, subject to continued service.
(2)
The restricted stock units vest 25% of the shares on the first anniversary of the grant date and 25% on each anniversary of the grant date thereafter, subject to continued service.

Separation Benefits Plan

On October 1, 2019, our board of directors adopted an Executive Separation Benefits and Retention Plan, or the Separation Benefits Plan. The Separation Benefits Plan applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Medical Officer, Chief Operating Officer,

General Counsel and certain other executive officers designated as such by the board of directors, collectively referred to as “C-level officers,” as well as certain other employees of the Company who hold a title of vice-president or higher, who, together with the C-Level Officers, are referred to as “covered employees.” All of our named executive officers are covered by the Separation Benefits Plan.

The Separation Benefits Plan provides for separation benefits for covered employees in the event of (i) a termination of employment by us other than for cause or (ii) a resignation for good reason upon a change in control or within 12 months following a change in control. Prior to the adoption of the Separation Benefits Plan, most of our executive officers did not have a severance arrangement. The Separation Benefits Plan was adopted in consultation with our outside compensation consultant, which provided data on severance practices among our peer group at the time of adoption, to more closely align our executives’ total compensation packages with market standards.

Not for Cause Termination Not Within Twelve Months of Change of Control

Under the terms of the Separation Benefits Plan, subject to the execution and effectiveness of a separation and release of claims agreement, if a covered employee’s employment is terminated by us other than for cause, which termination does not occur during the twelve-month period after a change of control, we will be obligated to:

•
continue to pay the covered employee’s base salary for a severance period of (i) 12 months, in the case of the Chief Executive Officer, (ii) nine months, in the case of the other C-level officers, or (iii) 26 weeks, in the case of other covered employees; and
•
provided that the covered employee is eligible for and elects to continue receiving medical insurance pursuant to COBRA, pay on such person’s behalf the share of the monthly premiums for such coverage that it pays for active and similarly situated employees receiving the same type of coverage during the severance period; provided, however, that in the event the covered employee becomes eligible during the severance period for group health insurance coverage through another employer, our obligation to make monthly premium payments shall end when the new employment begins.

Not for Cause Termination or Good Reason Resignation Within Twelve Months of Change of Control

Under the terms of the Separation Benefits Plan, subject to the execution and effectiveness of a severance and release of claims agreement, if, during the twelve-month period after a change of control, a covered employee’s employment is terminated by us other than for cause, or the covered employee resigns for good reason, we will be obligated to:

•
pay a lump sum equal to the covered employee’s base salary for a severance period of (i) 18 months, in the case of the Chief Executive Officer, (ii) 12 months, in the case of the other C-level officers, or (iii) 26 weeks, in the case of other covered employees;
•
pay to C-level officers a lump sum equal to 150%, in the case of the Chief Executive Officer, or (ii) 100%, in the case of other C-level officers, of such C-level officers’ target bonus award for the year in which the termination of employment occurs, without regard to whether the performance goals applicable to such target bonus had been established or satisfied at the date of termination;
•
provided that the covered employee is eligible for and elects to continue receiving medical insurance pursuant to COBRA, pay on such covered employee’s behalf the share of the monthly premiums for such coverage that it pays for active and similarly situated employees receiving the same type of coverage during the severance period; provided, however, that in the event the covered employee becomes eligible during the severance period for group health insurance coverage through another employer, our obligation to make monthly premium payments shall end when the new employment begins;
•
arrange and pay for reasonable outplacement services for the covered employee; and
•
accelerate the vesting of all equity awards, other than terms more favorable to the covered employee, effective as of the date of termination, held by such covered employee at the date of termination (other than equity awards that vest on the basis of performance and do not provide solely for time-based vesting), such that such equity awards shall become 100% vested.

Benefits and Other Compensation

Other compensation to our executive officers consists primarily of the broad-based benefits we provide to all full-time employees in the United States, including medical, dental and vision insurance, group life and disability insurance, an employee stock purchase plan and a 401(k) plan. Pursuant to our employee stock purchase plan, employees, including our named executive officers, have an opportunity to purchase our common stock at a discount on a tax-qualified basis through payroll deductions. The employee stock purchase plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The purpose of the employee stock purchase plan is to encourage our employees, including our named executive officers, to become our stockholders and better align their interests with those of our other stockholders. Pursuant to our 401(k) plan, employees, including our named executive officers, may elect to defer a portion of their current compensation up to the statutorily prescribed annual limit (which was $22,500 in 2023), with additional salary deferrals not to exceed $30,000 available to those employees 50 years of age or older, and to have the amount of this deferral contributed to our 401(k) plan. We make discretionary matching contributions and other employer contributions on behalf of eligible employees under our 401(k) plan. For the fiscal year ended December 31, 2023, we matched a portion of eligible employee contributions equal to 50% of the first 10% of eligible contributions pursuant to our 401(k) plan’s matching formula.

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes. None of our named executive officers received perquisites or other personal benefits with an aggregate value of $10,000 or more in 2023. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our compensation committee.

Certain executive officers, other than the named executive officers, may be entitled to certain severance and/or change in control protections pursuant to their employment agreements.

We do not offer any defined benefit pension plans or nonqualified deferred compensation arrangements for our employees.

Stock Ownership Policy

In September 2022, our board of directors established equity ownership guidelines for our directors and executive officers to further align the interests of our board of directors and executive officers with those of our stockholders. The equity ownership guidelines are as follows: our chief executive officer must own shares worth at least six times his or her base salary; our other executive officers must own shares worth at least one to three times his or her base salary depending on their title; and our non-employee directors must own shares worth at least three times the annual cash retainer. Our chief executive officer, other executive officers and non-employee directors have five years from first being subject to these guidelines to satisfy the applicable ownership threshold. We assess stock ownership levels under the policy on an annual basis. At the time of implementation of our stock ownership policy and as of December 31, 2023, all of our directors and executive officers met the criteria set forth in the guidelines.

Recoupment Policy

In December 2023, we adopted a recoupment policy to implement the requirements of the final rule adopted by the SEC to implement the applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of erroneously awarded incentive-based compensation and amended the recoupment policy that we adopted in September 2022. Under these recoupment policies, in the event that we are required to prepare an accounting restatement due to material non-compliance with financial reporting requirements, we will make a reasonable attempt to recover from our current or former executive officers the amount of incentive-based compensation paid to the executive officer during the three-year period preceding the date on which we are required to prepare an accounting restatement. Any such amount will not be greater than the excess of what would have been paid to the covered person based on the restated data. In addition, if our board of directors, in its sole discretion, determined that a covered person’s acts or omissions that contributed to the circumstances requiring an accounting restatement involved either (i) intentional misconduct or an intentional violation of any applicable rules or laws or (ii) fraud, then in each such case, we will use reasonable efforts to recover from such covered person up to 100% (as determined by our board of directors in its sole discretion) of the incentive-based compensation, and not just the excess of what would have been paid to the covered person. Further, if such conduct described in the prior sentence results in serious financial or reputation damage to the company and regardless of whether we were required to prepare an accounting restatement on account of such activity, then we will use reasonable efforts to recover from such covered person up to 100% (as determined by our board of directors in its sole discretion) of the incentive-based compensation from the company during the three-year period preceding the relevant activity.

For purposes of the recoupment policies, incentive-based compensation includes cash bonuses, stock options and other awards under our long-term incentive plans awarded to a covered person as compensation. To the extent the applicable law or rules require recovery of incentive-based compensation in additional circumstances besides those specified in the policies, our right or obligation to recover incentive-based compensation is not limited or restricted.

Insider Trading Policy

Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our named executive officers, directors and specified other employees, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities based on the Company’s securities; and purchases of financial instruments that are designed to hedge or offset any decrease in the market value of Company securities. In addition, our insider trading policy prohibits our named executive officers, directors and specified other employees from purchasing our securities on margin, borrowing against company securities held in a margin account, or pledging our securities as collateral for a loan.

Tax and Accounting Considerations

Deductibility of Executive Compensation

We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers, subject to a limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended, with respect to compensation in excess of $1 million paid in any one year to each of certain of the company’s current and former executive officers. While the board and compensation committee generally consider the tax implications to its executive officers of its executive compensation decisions, such implications did not have a material consideration in the compensation awarded to our named executive officers in 2023.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Internal Revenue Code provide that officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any named executive officers, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code.

Accounting for Stock-Based Compensation Awards

We follow FASB ASC 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our board of directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Risk Assessment

We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. As described more fully above, we structure our pay to consist of both fixed and variable compensation, particularly in connection with our pay-for-performance compensation philosophy. We believe this structure motivates our executive officers to produce superior short- and long-term results that are in the best interests of our company and stockholders in order to attain our ultimate objective of increasing stockholder value. We have established, and our compensation committee endorses, these structures in order to address and mitigate compensation related risk. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the compensation committee recommended to the Company’s board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report of the compensation committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the compensation committee.

THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS OF Apellis

Pharmaceuticals, Inc.

Stephanie Monaghan O’Brien, Chair

Alec Machiels

Paul Fonteyne

April 26, 2024

FURTHER INFORMATION REGARDING EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers for the fiscal years ended December 31, 2023, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
Cedric Francois, M.D., Ph.D.(5) President & Chief Executive Officer	2023	734,539	694,688	4,394,319	4,542,373	7,130	10,373,049
	2022	680,827	512,380	4,260,590	3,744,353	5,406	9,203,556
	2021	647,115	312,000	1,683,750	6,468,750	10,424	9,122,039
Timothy Sullivan Chief Financial Officer	2023	496,654	281,250	1,447,518	1,496,291	15,522	3,737,235
	2022	469,093	233,145	1,505,986	1,323,752	14,172	3,546,148
	2021	452,692	163,800	505,125	1,940,625	13,674	3,075,916
Caroline Baumal, M.D. (6) Chief Medical Officer	2023	550,673	323,438	1,787,404	1,632,190	136,754	4,430,459
David Watson (7) General Counsel	2023	479,193	271,688	2,814,940	1,306,582	13,486	4,885,889
	2022	445,827	222,750	1,274,326	1,120,098	6,772	3,069,773
Adam Townsend Chief Commercial Officer	2023	484,577	273,938	1,447,518	1,496,291	11,922	3,714,246
	2022	460,013	230,670	1,274,326	1,120,098	10,922	3,096,029
	2021	448,269	144,000	420,938	1,617,188	10,424	2,640,819

(1)
The amounts reported in the “Bonus” column represent annual cash bonuses awarded to our named executive officers.
(2)
The dollar amounts in this column represent the grant date market value of the restricted stock units awarded during the year computed in accordance with FASB ASC Topic 718, which is determined by multiplying the market price of shares as of the date of the grant by the number of restricted stock units granted. The value of restricted stock units subject to both the 2021 Performance Condition, which was a condition related to the Phase 3 clinical trials in GA, and 2022 Performance Condition are included at the highest level of performance, as the achievement of both the 2021 Performance Condition and 2022 Performance Condition were regarded as probable at the grant date. Note that the 2021 Performance Condition was not achieved, and the 2022 Performance Condition was achieved.
(3)
The amounts reported in the “Options Awards” column reflect the aggregate grant date fair value of options awarded during the year, computed in accordance with the provisions of FASB ASC Topic 718, using a Black-Scholes valuation model. For the assumptions made in determining these values, see Note 16 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. For purposes of these calculations, we have disregarded the possibility of forfeitures related to service-based vesting conditions. The value of stock options subject to both the 2021 Performance Condition and 2022 Performance Condition are included at the highest level of performance, as the achievement of both the 2021 Performance Condition and 2022 Performance Condition were regarded as probable at the grant date. Note that the 2021 Performance Condition was not achieved, and the 2022 Performance Condition was achieved.
(4)
The amounts reported in the “All Other Compensation” column consist of the value of Company paid life insurance premiums and the amounts we contributed to our 401(k) plan in respect of our named executive officers. In 2023, we paid life insurance premiums of $672 for each named executive officer, and we made 401(k) plan contributions of $6,458 for Dr. Francois, $14,850 for Mr. Sullivan, $11,082 for Dr. Baumal, $12,814 for Mr. Watson, and $11,250 for Mr. Townsend. For Dr. Baumal this column also includes 50% of a $250,000 cash sign on bonus paid at time of hire, with the remaining 50% to be paid on the one-year anniversary of her hire date.
(5)
Dr. Francois also serves as a member of our board of directors but does not receive any additional compensation for his service as a director.
(6)
Dr. Baumal joined the company in January 2023, and was not a named executive officer during 2022 or 2021.
(7)
Mr. Watson was not a named executive officer during 2021.

Grants of Plan Based Awards

The following table sets forth certain information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2023.

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2023

			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Notes	Threshold (#)	Target (#)	All Other Stock Awards Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/ share) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Cedric Francois, M.D., Ph.D	1/12/23	(3)	—	—	83,447	—	—	4,394,319
	1/12/23	(4)	—	—	—	131,093	52.66	4,542,373
Timothy Sullivan	1/12/23	(3)	—	—	27,488	—	—	1,447,518
	1/12/23	(4)	—	—	—	43,183	52.66	1,496,291
Caroline Baumal, M.D.	1/3/23	(3)	—	—	35,549	—	—	1,787,404
	1/3/23	(4)	—	—	—	49,000	50.28	1,632,190
David Watson	1/12/23	(3)	—	—	53,455	—	—	2,814,940
	1/12/23	(4)	—	—	—	37,708	52.66	1,306,582
Adam Townsend	1/12/23	(3)	—	—	27,488	—	—	1,447,518
	1/12/23	(4)	—	—	—	43,183	52.66	1,496,291

(1)
The exercise price of these stock options is equal to the closing price of our common stock on the Nasdaq Global Select Market on the grant date.
(2)
Amounts represent the grant date market value of the restricted stock units and grant date fair value of stock options awarded to the named executive officers, calculated in accordance with FASB ASC Topic 718, which is determined by multiplying the market price of shares as of the date of the grant by the number of restricted stock units granted and the Black-Scholes value per share as of the date of grant by the number of stock options granted. For the assumptions made in determining these values, see Note 16 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. For purposes of these calculations, we have disregarded the possibility of forfeitures related to service-based vesting conditions.
(3)
The amounts shown reflect time-based restricted stock units granted pursuant to our 2017 Plan. These restricted stock units vest as to 25% of the shares on the first anniversary of the grant date and 25% on each anniversary of the grant date thereafter.
(4)
The amounts shown reflect time-based stock options granted pursuant to our 2017 Plan. These options have a ten-year term and vest over four years with 25% vesting on the first anniversary of the grant date and the balance vesting thereafter in 36 equal monthly installments with the first such installment vesting on the date one month after the first anniversary of the grant date.

Outstanding Equity Awards at 2023 Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2023.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)		Option Exercise Price ($/share)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(3)
Cedric Francois, M.D., Ph.D.	1/12/23	—	—	—	—	—	—	83,447	4,995,137	—	—
	1/12/23	—	131,093		52.66		1/11/33	—	—	—	—
	1/21/22	—	—		—		—	90,114	5,394,224	—	—
	1/21/22	81,650	88,750		35.46		1/20/32	—	—	—	—
	1/28/21	—	—		—		—	12,500	748,250	—	—
	1/28/21	109,375	40,625		44.90		1/27/31	—	—	—	—
	2/10/20	—	—		—		—	8,594	514,437	—	—
	2/10/20	197,655	8,595		44.33		2/9/30	—	—	—	—
	2/8/19	273,779	—		13.85		2/7/29	—	—	—	—
	2/16/18	273,312	—		14.95		2/15/28	—	—	—	—
	8/21/17	375,538	—		4.31		8/20/27	—	—	—	—
	2/8/16	58,840	—		3.76		2/6/26	—	—	—	—
Timothy Sullivan	1/12/23	—	—		—		—	27,488	1,645,432	—	—
	1/12/23	—	43,183		52.66		1/11/33	—	—	—	—
	1/21/22	—	—		—		—	31,854	1,906,780	—	—
	1/21/22	28,864	31,378		35.46		1/20/32	—	—	—	—
	1/28/21	—	—		—		—	3,750	224,475	—	—
	1/28/21	32,812	12,188		44.90		1/27/31	—	—	—	—
	2/10/20	—	—		—		—	2,922	174,911	—	—
	2/10/20	67,202	2,923		44.33		2/9/30	—	—	—	—
	2/8/19	95,000	—		13.85		2/7/29	—	—	—	—
	2/16/18	25,000	—		14.95		2/15/28	—	—	—	—
	10/18/17	267,903	—		10.03		10/17/27	—	—	—	—
Caroline Baumal, M.D.	1/3/23	—	—		—		—	35,549	2,127,963	—	—
	1/3/23	—	49,000		50.28		1/2/33	—	—	—	—
David Watson	1/12/23	—	—		—		—	53,455	3,199,816	—	—
	1/12/23	—	37,708		52.66		1/11/33	—	—	—	—
	1/21/22	—	—		—		—	26,954	1,613,466	—	—
	1/21/22	24,422	26,552		35.46		1/20/32	—	—	—	—
	1/28/21	—	—		—		—	3,750	224,475	—	—
	1/28/21	32,812	12,188		44.90		1/27/31	—	—	—	—
	2/10/20	—	—		—		—	1,594	95,417	—	—
	2/10/20	36,655	1,595		44.33		2/9/30	—	—	—	—
	2/8/19	3,762	—		13.85		2/7/29	—	—	—	—
	2/16/18	14,888	—		14.95		2/15/28	—	—	—	—
Adam Townsend	1/12/23	—	—		—		—	27,488	1,645,432	—	—
	1/12/23	—	43,183		52.66		1/11/33	—	—	—	—
	1/21/22	—	—		—		—	26,954	1,613,466	—	—
	1/21/22	24,422	26,552		35.46		1/20/32	—	—	—	—
	1/28/21	—	—		—		—	3,750	224,475	—	—
	1/28/21	32,812	12,188		44.90		1/27/31	—	—	—	—
	2/10/20	—	—		—		—	2,344	140,312	—	—
	2/10/20	53,905	2,345		44.33		2/9/30	—	—	—	—
	2/8/19	5,000	—		13.85		2/7/29	—	—	—	—
	11/16/18	172,500	—		15.09		11/15/28	—	—	—	—

(1)
These time-based stock options have a ten-year term and vest over four years with 25% vesting on the first anniversary of the grant date and the balance vesting thereafter in 36 equal monthly installments with the first such installment vesting on the date one month after the first anniversary of the grant date.
(2)
These time-based restricted stock units vest over four years with 25% of each restricted stock unit vesting on the first anniversary of the grant date and 25% on each anniversary of the grant date thereafter.
(3)
Amounts shown are based on a price of $59.86 per share, which was the closing price of our common stock as reported on the Nasdaq Global Select Market on December 29, 2023, the last trading day of the year.

Option Exercises and Stock Vested

The following table sets forth information concerning option exercises for each of our named executive officers during the fiscal year ended December 31, 2023:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Cedric Francois, M.D., Ph.D.	657,221	35,275,888	44,882	2,355,816
Timothy Sullivan	90,716	6,671,453	15,413	819,976
Caroline Baumal, M.D.	—	—	—	—
David Watson	7,905	344,468	12,452	664,076
Adam Townsend	135,000	6,287,905	13,202	702,483

(1)
The value realized when the stock options were exercised represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the stock options.
(2)
The value realized when the stock awards vested represents the fair market value of the shares at the time of vesting of the stock awards.

Employment Agreements and Change in Control and Severance Arrangements

We entered into an offer letter with Mr. Sullivan, our Chief Financial Officer, on October 9, 2017, an employment agreement with Mr. Townsend, our Chief Operating Officer, on November 16, 2018 and an offer letter with Dr. Baumal, our Chief Medical Officer, on December 25, 2022. These offer letters and employment agreements established their terms of employment with us, including their respective title, salary, bonus and eligibility for benefits. Otherwise, we are not party to offer letters or employment agreements with our other two named executive officers.

The Separation Benefits Plan provides for separation benefits for C-level officers, including our named executive officers, and other covered employees in the event of (i) a termination of employment by us other than for cause or (ii) a resignation for good reason upon a change in control upon or within 12 months following a change in control. These provisions are summarized above. See “—Compensation Discussion and Analysis.”

Cash Severance upon Termination without Cause, Not Upon Change of Control

The following table sets forth information regarding the value of the benefits that our named executive officers would have received under the Separation Benefits Plan if they were terminated by us other than for cause on December 31, 2023.

Name	Not-for-Cause Separation ($)
Cedric Francois, M.D., Ph.D.	774,060	(1)
Timothy Sullivan	399,795	(2)
Caroline Baumal, M.D.	456,045	(2)
David Watson	387,045	(2)
Adam Townsend	387,835	(2)

(1)
Twelve (12) months of monthly Base Salary and COBRA coverage for twelve (12) months.
(2)
Nine (9) months of monthly Base Salary and COBRA coverage for nine (9) months.

Cash Severance Upon a Change of Control

The following table sets forth information regarding the value of the benefits that our named executive officers would have received under the Separation Benefits Plan if, on December 31, 2023, they were terminated by us other than for cause or resigned with good reason, and such separation occurred within 12 months following a change of control.

Name	Change of Control ($)	Qualifying Termination within 12 Months Following Change of Control ($)
Cedric Francois, M.D., Ph.D.	—	2,007,715	(1)
Timothy Sullivan	—	771,060	(2)
Caroline Baumal, M.D.	—	879,810	(2)
David Watson	—	746,410	(2)
Adam Townsend	—	749,263	(2)

(1)
Eighteen (18) months of monthly Base Salary, 150% of the target bonus award for the year in which the termination occurs, COBRA coverage for eighteen (18) months and outplacement services for six (6) months.
(2)
Twelve (12) months of monthly Base Salary, 100% of the target bonus award for the year in which the termination occurs, COBRA coverage for twelve (12) months and outplacement services for six (6) months.

Acceleration of Vesting Upon a Change of Control

Under the Separation Benefits Plan, the options and restricted stock units held by the named executive officers vest with respect to all of the then unvested shares upon the occurrence of a termination of employment without cause or a resignation for good reason within twelve months following a change of control.

The following table sets forth information regarding the value that would have been received by each of our named executive officers from an acceleration of vesting in connection with a change of control or, as applicable, a qualifying termination of employment following a change of control, assuming the acceleration event had occurred on December 31, 2023.

Name	Change of Control ($) (1)	Qualifying Termination within 12 Months Following Change of Control ($) (1)
Cedric Francois, M.D., Ph.D.	—	15,502,648
Timothy Sullivan	—	5,255,866
Caroline Baumal, M.D.	—	2,597,383
David Watson	—	6,259,644
Adam Townsend	—	4,801,222

(1)
Values calculated based on a per-share price of $59.86, the closing price of our common stock on December 31, 2023 on the Nasdaq Global Select Market.

Other Agreements

We have also entered into employee confidentiality, inventions, non-solicitation, and non-competition agreements with each of our named executive officers. Under the employee confidentiality, inventions, non-solicitation, and non-competition agreements, each named executive officer has agreed (1) not to compete with us during his or her employment and for a period of one year after the termination of his or her employment, (2) not to solicit our employees during his or her employment and for a period of one year after the termination of his or her employment, (3) to protect our confidential and proprietary information and (4) to assign to us related intellectual property developed during the course of his or her employment.

Rule 10b5-1 Plans

Certain of our executive officers have adopted, and directors and other executive officers may in the future adopt, written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our principal executive officer.

We identified our median employee based on our global workforce as of December 31, 2023. We determined the median employee from the global workforce of 705 persons (excluding our chief executive officer) based on the aggregate of base salary (plus overtime, as applicable and annualized in the case of full- and part-time employees who joined the Company during 2023), cash bonus, and the grant date fair value of long-term incentive compensation awards. The annual total compensation of our median employee (other than the chief executive officer) for 2023 was $355,016. As disclosed in the Summary Compensation Table above, our chief executive officer’s annual total compensation for 2023 was $10,373,049. Based on the foregoing, our estimate of the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all other employees was 29.2 to 1.

Median Employee
Base Salary ($)	192,172
Cash Bonus ($)	59,340
Long-term Incentive Awards ($)	93,575
All Other Compensation ($) (1)	9,929
Total ($)	355,016

(1)
Amount represents the value of Company paid life insurance and discretionary matching employer contribution under our 401(k) plan in respect of the median employee.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

The following table reports (i) the “total compensation” of our chief executive officer, or our Principal Executive Officer, or PEO, and our other named executive officers, or Other NEOs, as set forth above under “Executive Compensation—Summary Compensation Table” or the SCT Amounts, (ii) the “compensation actually paid”, or CAP Amounts, to our PEO and Other NEOs as calculated pursuant to the SEC’s pay-versus performance rules, (iii) certain financial and other performance measures and (iv) the relationship of the CAP Amounts to those financial performance measurers.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our compensation committee evaluates compensation decisions in light of company or individual performance. The CAP Amounts included in the table below reflect a new measure of compensation which is a combined realizable and realized pay measure predicated on fair value. The grant date fair values included in the SCT Amounts have been replaced with fair values reflecting the change in value of equity awards during the fiscal year. The calculations do not reflect the actual sale of stock underlying equity awards or the exercise of stock options by the applicable executive. For discussion of how our compensation committee seeks to align pay with performance when making compensation decisions, please see the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 27.

					Value of Initial Fixed $100 Based On
Fiscal Year (a)	Summary Compensation Table Total for PEO (1) (b)	Compensation Actually Paid to PEO (2) (c)	Average Summary Compensation Table Total for Other NEOs (1) (d)	Average Compensation Actually Paid to Other NEOs (2) (e)	Total Shareholder Return (f)	Peer Group Total Shareholder Return (3) (g)	Net Loss (000's) (h)	Company Selected Measure Product Revenue, Net (000's) (i)
2023	10,373,049	14,853,049	4,191,957	5,459,250	195.49	118.87	(528,628)	366,281
2022	9,203,556	13,664,397	2,832,119	4,595,545	168.88	113.65	(652,172)	65,092
2021	9,122,039	1,957,912	2,745,212	455,206	154.41	126.45	(746,354)	15,147
2020	9,275,425	17,702,962	3,081,598	6,312,770	186.81	126.42	(344,874)	—
(1)
Our PEO and Other NEOs for each of these fiscal years are shown below.

Fiscal Year	PEO	Other NEOs
2023	Cedric Francois, M.D., Ph.D.	Timothy Sullivan, Caroline Baumal M.D., David Watson, Adam Townsend
2022	Cedric Francois, M.D., Ph.D.	Timothy Sullivan, Pascal Deschatelets, Ph.D., David Watson, Adam Townsend
2021	Cedric Francois, M.D., Ph.D.	Timothy Sullivan, Pascal Deschatelets, Ph.D., Federico Grossi, M.D., Ph.D., Adam Townsend
2020	Cedric Francois, M.D., Ph.D.	Timothy Sullivan, Pascal Deschatelets, Ph.D., Nur Nicholson, Adam Townsend

(2)
The following table summarizes the adjustments made in accordance with Item 402(v) of Regulation S-K in order to calculate the CAP Amounts from the SCT Amounts. The SCT Amounts and the CAP Amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act. No awards vested in the year that they were granted.

	2023		2022		2021		2020
	PEO	Average Other NEOs	PEO	Average Other NEOs	PEO	Average Other NEOs	PEO	Average Other NEOs
Total Compensation from Summary Compensation Table	$10,373,049	$4,191,957	$9,203,556	$2,832,119	$9,122,039	$2,745,212	$9,275,425	$3,081,598
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(8,936,692)	$(3,357,184)	$(8,004,942)	$(2,136,764)	$(8,152,500)	$(2,140,032)	$(8,226,969)	$(2,483,345)
Year-end fair value of unvested awards granted in the current year	$10,388,775	$3,934,883	$11,854,186	$3,706,967	$5,711,805	$1,713,541	$10,147,631	$3,485,927
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$2,015,403	$468,685	$595,154	$167,358	$(2,200,097)	$(810,151)	$5,283,111	$1,905,999
Fair values at vest date for awards granted and vested in current year	$—	$—	$—	$—	$—	$—	$—	$—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$1,012,513	$220,908	$16,443	$25,866	$(2,523,336)	$(1,053,364)	$1,223,765	$322,591
Forfeitures during current year equal to prior year-end fair value	$—	$—	$—	$—	$—	$—	$—	$—
Total Adjustments for Equity Awards	$4,480,000	$1,267,293	$4,460,841	$1,763,427	$(7,164,127)	$(2,290,006)	$8,427,537	$3,231,172
Compensation Actually Paid (as calculated)	$14,853,049	$5,459,250	$13,664,397	$4,595,545	$1,957,912	$455,206	$17,702,962	$6,312,770

(3)
Reflects cumulative TSR of the NASDAQ Biotechnology Index.

The NASDAQ Biotechnology Index is the peer group used by us for purposes of Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on Form 10-K for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the company and in the NASDAQ Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

The graph below illustrates the relationship between the CAP Amounts for our PEO and Other NEOs as compared to the TSR of our common stock for the indicated fiscal years.

The graph below presents the relationship between the CAP Amounts for our PEO and Other NEOs and our net loss for the indicated fiscal years.

The graph below presents the relationship between the CAP Amounts for our PEO and Other NEOs and our Product Revenue for the indicated fiscal years:

The graph below presents the relationship between our cumulative TSR and that of our peer group (NASDAQ Biotechnology Index) for the indicated fiscal years:

The following table identifies four financial and non-financial performance measures that, in our assessment, represent the most important performance measures we used to link the CAP Amounts for our NEOs for 2023 (our most recently completed fiscal year), to company performance. Of these measures, we have identified Product Revenue, Net as the most important of our financial performance measures used to link CAP Amounts for our executives for 2023 to Company performance.

•
Product Revenue, Net
•
Advancement of Pipeline Candidates
•
Regulatory Approvals
•
Operational Effectiveness Objectives

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2023. As of December 31, 2023, we had three equity compensation plans which were approved by our stockholders: our 2010 Plan, our 2017 Plan, and our 2017 Employee Stock Purchase Plan, or

the 2017 ESPP. In addition, we have our 2020 Inducement Plan pursuant to which we make grants inducement material to employees entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4), which was not approved by our stockholders.

	As of December 31, 2023
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)(2)(3)	11,680,972	$30.36	7,050,001
Equity compensation plans not approved by security holders(4)	1,283,930	$33.23	354,466
Total	12,964,902	$30.65	7,404,467

(1)
Consists of our 2010 Plan, our 2017 Plan and our 2017 ESPP.
(2)
As of December 31, 2023, 6,497,120 shares were reserved for issuance under our 2017 Plan, which became effective on November 8, 2017. The number of shares of our common stock reserved for issuance under the 2017 Plan increases (i) from time to time by the number of shares of our common stock subject to outstanding awards under our 2010 Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, and (ii) annually on the first day of each fiscal year by an amount equal to the lowest of (a) 4,219,409 shares of our common stock, (b) 4.0% of the number of shares of our common stock outstanding on the first day of the fiscal year and (c) an amount determined by our board of directors. On January 1, 2024, an additional 4,219,409 shares of our common stock were reserved for issuance under the 2017 Plan, which shares are not reflected in the number of shares available for issuance under the 2017 Plan in the table above.
(3)
As of December 31, 2023, 552,881 shares were reserved for issuance under our 2017 ESPP, which became effective on November 8, 2017. The number of shares of our common stock reserved for issuance under the 2017 ESPP increases on the first day of each fiscal year by an amount equal to the lowest of (i) 937,646 shares of our common stock, (ii) 1.0% of the number of shares of our common stock outstanding on the first day of the fiscal year and (iii) an amount determined by our board of directors. 307,219 shares have been issued under the 2017 ESPP. Our compensation committee decided not to allocate additional shares to the 2017 ESPP for calendar year 2024.
(4)
Consists shares of common stock issuable upon exercise of outstanding stock options granted pursuant to the Nasdaq inducement grant exception as a component of employment compensation for employees, including under our 2020 Inducement Plan, which became effective on February 25, 2020. The inducement grants were made as an inducement material to employees entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4). As of December 31, 2023,354,466 shares were reserved for issuance under the 2020 Inducement Plan. In December 2023, an additional 200,000 shares of our common stock were reserved for issuance under the 2020 Inducement Plan. See Note 16 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for additional information on the 2020 Inducement Plan.

TRANSACTIONS WITH RELATED PERSONS

The following is a description of transactions since January 1, 2023 to which we have been a party, and in which any of our directors, executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and holders of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Participation in February 2023 Public Offering of Common Stock

On February 27, 2023, we issued and sold 4,007,936 shares of our common stock at a price per share to the public of $63.00 and pre-funded warrants to purchase 2,380,956 shares of common stock at a price per warrant of $62.9999 in a follow-on public offering, which we refer to as the February 2023 offering. We received total net proceeds of $384.4 million from the sale of shares in the February 2023 offering after deducting underwriting discounts and commissions of $18.8 million and estimated offering costs of approximately $0.3 million. In this offering, Avoro Capital Advisors LLC, Wellington Management Group, T. Rowe Price, and The Vanguard Group, which were beneficial owners of more than 5% of our voting securities prior to the February 2023 offering, purchased a pre-funded warrant for 2,300,000 shares, 1,120,000 shares, 1,011,779 shares and 90,000 shares, respectively, for approximately $144.9 million, $70.6 million, $63.7 million and $5.7 million, respectively, through the underwriters at the public offering price.

Investors’ Rights Agreement

We are a party to an investors’ rights agreement, dated as of August 7, 2017, with certain stockholders, who purchased our preferred stock prior to our initial public offering, including some of our directors and 5% stockholders and their affiliates and entities affiliated with our officers and directors. The investors’ rights agreement provides these holders the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification of Officers and Directors

Our restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with our current and former directors that may be broader in scope than the specific indemnification provisions contained in the General Corporation Law of the State of Delaware. In the case of those of our directors who are affiliated with certain of our 5% stockholders or their affiliates, the indemnification agreements also provide for indemnification of the applicable 5% stockholder or affiliate.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our principal financial officer. The policy calls for the proposed related person transaction to be reviewed and approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•
the related person’s interest in the related person transaction;
•
the approximate dollar value of the amount involved in the related person transaction;
•
the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•
whether the transaction was undertaken in the ordinary course of our business;
•
whether the terms of the transaction are no less favorable to us than the terms that could have been reached with an unrelated third party;
•
the purpose of, and the potential benefits to us of, the transaction; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in our best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

PRINCIPAL STOCKHOLDERS

Unless otherwise provided below, the following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2024 by:

•
each person, or group of affiliated persons, who is known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;
•
each of our directors;
•
each of our named executive officers; and
•
all of our directors and executive officers as a group.

The column entitled “Percentage Beneficially Owned” is based on a total of 121,264,023 shares of our common stock outstanding as of March 31, 2024.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after March 31, 2024 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Apellis Pharmaceuticals, Inc., 100 Fifth Avenue, Waltham, Massachusetts 02451.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
Wellington Management Company(1)	16,477,850	13.6%
Avoro Capital Advisors LLC(2)	12,114,275	9.9%
Morningside Venture Investments, Ltd.(3)	12,806,342	10.6%
EcoR1 Capital, LLC(4)	11,173,068	9.2%
The Vanguard Group(5)	9,555,678	7.9%
T. Rowe Price (6)	6,303,584	5.2%
BlackRock, Inc.(7)	5,747,184	4.7%
Directors and Named Executive Officers:
Cedric Francois(8)	3,040,040	2.5%
Gerald Chan(9)	212,782	*
A. Sinclair Dunlop(10)	410,618	*
Paul Fonteyne(11)	88,208	*
Alec Machiels(12)	1,222,343	1.0%
Stephanie Monaghan O’Brien(13)	212,782	*
Timothy Sullivan(14)	621,156	*
Caroline Baumal(15)	22,602	*
Adam Townsend(16)	343,621	*
David Watson (17)	247,113	*
All Executive Officers and Directors as a Group (16 persons)(18)	8,570,883	6.8%

*Represents beneficial ownership of less than 1% of our outstanding stock.

(1)
Wellington Management Group LLP and certain of its subsidiaries (“Wellington”) hold shared voting power over 15,872,470 shares of common stock and shared dispositive power over 16,477,850 shares of common stock. The information reported is based solely on a Schedule 13G filed on February 8, 2024. The address of Wellington is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.
(2)
Avoro Capital Advisors LLC and Behzad Aghazadeh, who serves as the portfolio manager and controlling person of Avoro Capital Advisors LLC (together, “Avoro”) hold sole dispositive power and sole voting power over 11,111,111 shares of common stock and pre-funded warrants to purchase 2,300,000 shares of common stock purchased by Avoro in an underwritten public offering on February 27, 2023. Under the terms of the warrants issued to Avoro, Avoro is not permitted to exercise such warrants to purchase common stock to the extent that such exercise would result in Avoro and its affiliates beneficially owning more than 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants to purchase common stock. As a result of the application of a beneficial ownership cap in the pre-funded warrants, Avoro is not able to exercise warrants with respect to 1,296,836 of the shares of common stock issuable upon exercise of the pre-funded warrants within 60 days of March 31, 2024. The information reported is based solely on a Schedule 13G filed on February 14, 2024. Avoro’s principal business office is 110 Greene Street, Suite 800, New York, NY 10012.
(3)
Frances Richard, Jill Marie Franklin, Peter Stuart Allenby Edwards and Cheung Ka Ho, the directors of Morningside Venture Investments, Ltd. (“MVIL”), share voting and dispositive control over the shares held by MVIL. The address for MVIL is 2nd Floor, Le Prince de Galles, 3-5 Avenue des Citronniers, MC 98000, Monaco.
(4)
EcoR1 Capital, LLC holds shared voting power over 11,174,068 shares of common stock and shared dispositive power over 11,173,068 shares of common stock. The address of EcoR1 Capital Fund Qualified, L.P. is 357 Tehama Street #3, San Francisco, CA 94103. The information is based solely on a Schedule 13G filed on February 14, 2024.
(5)
The Vanguard Group (“Vanguard”) holds shared voting power over 40,881 shares of common stock, sole dispositive power over 9,416,768 shares of common stock and shared dispositive power over 138,910 shares of common stock. The information reported is based solely on a Schedule 13G filed on February 13, 2024. Vanguard’s principal business address is 100 Vanguard Blvd, Malvern, PA 19355.
(6)
T. Rowe Price Investment Management, Inc. (“T. Rowe Price”) holds sole dispositive power over 6,303,584 shares of common stock and holds sole voting power over 2,530,680 shares of common stock. The information reported is based solely on a Schedule 13G filed on February 14, 2024. T. Rowe Price’s principal address is 101 E. Pratt Street, Baltimore, MD 21202.
(7)
BlackRock Inc. holds sole dispositive power over 5,747,184 shares of common stock and holds sole voting power over 5,507,804 shares of common stock. The information reported is based solely on a Schedule 13G filed on June 30, 2023. BlackRock Inc.’s principal business address is 55 East 52nd Street, New York, NY 10055.
(8)
Consists of (i) 112,656 shares of common stock held by Dr. Francois; (ii) 234,411 shares of common stock held by The Francois-DuBois Educational Trust, as to which Mr. Machiels holds a voting proxy and for which Fiduciary Trust Company of New England serves as trustee; (iii) 300,000 shares of common stock held by the Francois Grossi Trust; (iv) 654,211 shares of common stock held by The Cedric Francois Irrevocable Trust of 2023 – 1; (v) 532,946 shares of common stock held by The Cedric Francois Irrevocable Trust of 2023 - 2; and (vi) 1,205,816 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2024.
(9)
Consists of (i) 676 shares of common stock; and (ii) 212,106 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2024.
(10)
Consists of (i) 205,853 shares of common stock held by affiliated entities; (ii) 125,133 shares of common stock held by Mr. Dunlop; and (iii) 79,632 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2024.
(11)
Consists of (i) 5,676 shares of common stock and (ii) 82,532 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2024.
(12)
Consists of (i) 598,287 shares of common stock; (ii) 250,000 shares of common stock owned by Bauhaus 1, LLC, which is wholly owned by a trust of which Mr. Machiels serves as investment trustee; (iii) 161,950 shares of common stock held by affiliates; (iv) 234,411 shares of common stock held by The Francois-DuBois Educational Trust, as to which Mr. Machiels holds a voting proxy; and (v) 212,106 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2024.
(13)
Consists of (i) 676 shares of common stock; and (ii) 212,106 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2024.
(14)
Consists of (i) 25,863 shares of common stock; (ii) 56,232 shares of common stock held by The Timothy E. Sullivan Irrevocable Trust of 2023; and (iii) 539,061 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2024.
(15)
Consists (i) 6,269 shares of common stock; and (ii) 16,333 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2024.
(16)
Consists of (i) 28,245 shares of common stock; and (ii) 315,376 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2024.
(17)
Consists of (i) 23,468 shares of common stock held directly by Mr. Watson; (ii); 6,667 shares of common stock held by The Watson Education Trust for the sole benefit of Mr. Watson’s minor children; (iii) 3,333 shares of common stock in a custodial account held by Mr. Watson for the sole benefit of his minor son; (iv) 80,705 shares of common stock in the David O. Watson Irrevocable Trust of 2023 and (v) 132,940 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2024.
(18)
Consists of (i) 4,294,876 shares of common stock; and (ii) 4,294,708 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2024.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2023 and discussed them with the Company’s management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2023.

The audit committee has also received from, and discussed with, Deloitte & Touche LLP various communications that Deloitte & Touche LLP is required to provide to the audit committee, including the matters required to be discussed by generally accepted auditing standards (including Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees).

In addition, Deloitte & Touche LLP provided the audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

By the audit committee of the board of directors of Apellis Pharmaceuticals, Inc.

Alec Machiels, Chair

A. Sinclair Dunlop

Paul Fonteyne

April 26, 2024

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Notice of Internet Availability of Proxy Materials or, if requested, the 2023 Annual Report and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any of the above documents to you if you write or call us at Apellis Pharmaceuticals, Inc., 100 Fifth Avenue, Waltham, Massachusetts 02451, Attention: General Counsel, telephone: (617) 977-5700. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS FOR OUR 2025 ANNUAL MEETING

A stockholder who would like to have a proposal considered for inclusion in our 2025 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 26, 2024. However, if the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2024 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Apellis Pharmaceuticals, Inc., 100 Fifth Avenue, Waltham, Massachusetts 02451, Attention: General Counsel.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2024 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 6, 2025 and no later than March 7, 2025.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

/s/ Cedric Francois
Cedric Francois
President and Chief Executive Officer

Apellis Apellis Pharmaceuticals, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 PROPOSAL 1. Election of two Class I directors to hold office until the 2027 annual meeting of stockholders; 1.01 Paul Fonteyne 1.02 Stephanie Monaghan O'Brien BOARD OF YOUR VOTE DIRECTORS RECOMMENDS FOR WITHHOLD FOR ☐ FOR FOR AGAINST ABSTAIN 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; FOR 3. Approval of an advisory vote on executive compensation; and FOR 4. Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/APLS Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date

Apellis P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting X Apellis Pharmaceuticals, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 8, 2024 Wednesday, June 5, 2024 10:00 AM, Eastern Time Annual Meeting to be held live via the internet - please visit www.proxydocs.com/APLS for more details. Internet: www.proxypush.com/APLS · Cast your vote online · Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-362-4346 • Use any touch-tone telephone · Have your Proxy Card ready • Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:00 AM, Eastern Time June 5, 2024. This proxy is being solicited on behalf of the Board of Directors • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/APLS The undersigned hereby appoints Cedric Francois, Timothy Sullivan and David Watson, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Apellis Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved